AMENDED AND RESTATED
CREDIT AGREEMENT
dated as of March 9, 2009,
as amended and restated as of February 23, 2011,
among
TYSON FOODS, INC.,
The Subsidiary Borrowers Party Hereto,
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS CAPITAL, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, and COBANK, ACB
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A. and BARCLAYS CAPITAL,
as Syndication Agents

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH and COBANK, ACB,
as Documentation Agents

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	27
SECTION 1.03.	Terms Generally	28
SECTION 1.04.	Accounting Terms; GAAP	28
SECTION 1.05.	Currency Translations	28

ARTICLE II

The Credits

SECTION 2.01.	The Commitments	29
SECTION 2.02.	Loans and Borrowings	29
SECTION 2.03.	Requests for Revolving Borrowings	30
SECTION 2.04.	Swingline Loans	30
SECTION 2.05.	[reserved].	32
SECTION 2.06.	Letters of Credit	32
SECTION 2.07.	Funding of Borrowings	36
SECTION 2.08.	Interest Elections	37
SECTION 2.09.	Termination, Reduction and Increase of Commitments	38
SECTION 2.10.	Repayment of Loans; Evidence of Debt	38
SECTION 2.11.	Prepayment of Loans	39
SECTION 2.12.	Fees	40
SECTION 2.13.	Interest	41
SECTION 2.14.	Alternate Rate of Interest	42
SECTION 2.15.	Increased Costs	42
SECTION 2.16.	Break Funding Payments	43
SECTION 2.17.	Taxes	44
SECTION 2.18.	Payments Generally; Allocation of Proceeds; Sharing of Set-offs	47
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	50
SECTION 2.20.	Additional Subsidiary Borrowers	50
SECTION 2.21.	Defaulting Lenders	51

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	52
SECTION 3.02.	Authorization; Enforceability	52
SECTION 3.03.	Governmental Approvals; No Conflicts	52
SECTION 3.04.	Financial Condition; No Material Adverse Change	53
SECTION 3.05.	Properties	53
SECTION 3.06.	Litigation and Environmental Matters	53
SECTION 3.07.	Compliance with Laws and Agreements	54
SECTION 3.08.	Investment Company Status	54

i

SECTION 3.09.	Taxes	54
SECTION 3.10.	ERISA	54
SECTION 3.11.	Disclosure	54
SECTION 3.12.	Insurance	55
SECTION 3.13.	Security Interest in Collateral	55
SECTION 3.14.	Use of Credit	55
SECTION 3.15.	Labor Matters	55
SECTION 3.16.	Subsidiaries	55
SECTION 3.17.	Event of Default	56

ARTICLE IV

Conditions

SECTION 4.01.	Effective Date	56
SECTION 4.02.	Each Credit Event	58
SECTION 4.03.	Initial Credit Event for Each Additional Subsidiary Borrower	58

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information	60
SECTION 5.02.	Notices of Material Events	62
SECTION 5.03.	Existence; Conduct of Business	62
SECTION 5.04.	Payment of Obligations	63
SECTION 5.05.	Maintenance of Properties	63
SECTION 5.06.	Books and Records; Inspection Rights	63
SECTION 5.07.	Compliance with Laws	63
SECTION 5.08.	Use of Proceeds; Letters of Credit	63
SECTION 5.09.	Insurance	64
SECTION 5.10.	Governmental Authorizations	64
SECTION 5.11.	Appraisals	64
SECTION 5.12.	Field Examinations	64
SECTION 5.13.	Casualty and Condemnation	65
SECTION 5.14.	Additional Collateral; Further Assurances	65
SECTION 5.15.	Control Agreements	65

ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness	66
SECTION 6.02.	Liens	69
SECTION 6.03.	Fundamental Changes; Business Activities	71
SECTION 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions	71
SECTION 6.05.	Asset Sales	73
SECTION 6.06.	Sale/Leaseback Transactions	74
SECTION 6.07.	Swap Agreements	74
SECTION 6.08.	Restricted Payments; Certain Payments of Indebtedness	75
SECTION 6.09.	Transactions with Affiliates	76

SECTION 6.10.	Restrictive Agreements	76
SECTION 6.11.	Amendment of Material Documents	77
SECTION 6.12.	Interest Expense Coverage Ratio	77
SECTION 6.13.	Leverage Ratio	77
SECTION 6.14.	Changes in Fiscal Periods	78

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices	83
SECTION 9.02.	Waivers; Amendments	84
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	85
SECTION 9.04.	Successors and Assigns	87
SECTION 9.05.	Survival	90
SECTION 9.06.	Counterparts; Integration; Effectiveness	90
SECTION 9.07.	Severability	91
SECTION 9.08.	Right of Setoff	91
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	91
SECTION 9.10.	WAIVER OF JURY TRIAL	91
SECTION 9.11.	Headings	92
SECTION 9.12.	Confidentiality	92
SECTION 9.13.	USA PATRIOT Act	93
SECTION 9.14.	No Fiduciary Relationship	93
SECTION 9.15.	Appointment for Perfection	93
SECTION 9.16.	Interest Rate Limitation	93
SECTION 9.17.	Company	93
SECTION 9.18.	Release of Liens and Guarantees	94

SCHEDULES:

Schedule 1.01 – Commitments
Schedule 2.01 – Existing Letters of Credit
Schedule 3.06 – Disclosed Matters
Schedule 3.12 – Insurance
Schedule 3.16 – Subsidiaries
Schedule 6.01 – Existing Indebtedness
Schedule 6.01(iv) – Existing Intercompany Loans
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments and Committed or Pending Investments
Schedule 6.10 – Existing Restrictions
Schedule 9.04(c)(vi) – Voting Participants

EXHIBITS:

Exhibit A –	Form of Assignment and Assumption
Exhibit B –	[reserved]
Exhibit C –	[reserved]
Exhibit D –	[reserved]
Exhibit E –	Form of Borrowing Request
Exhibit F –	Form of Interest Election Request
Exhibit G –	Form of Compliance Certificate
Exhibit H –	Form of Perfection Certificate
Exhibit I –	Form of Form of Revolving Note
Exhibit J –	Form of Borrower Joinder Agreement
Exhibit K –	Form of Borrower Termination Agreement
Exhibit L -	Form of U.S. Tax Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 9, 2009, as amended and restated as of February 23, 2011 (as it may be amended or modified from time to time, this “Agreement”), among TYSON FOODS, INC., a Delaware corporation (the “Company”), in its capacity as a Borrower, certain Subsidiaries of the Company that may be SUBSIDIARY BORROWERS from time to time party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement and in any Schedules and Exhibits to this Agreement, the following terms have the meanings specified below:

“2011 Notes” means the Company’s 8.25% Senior Notes due October 1, 2011.

“2013 Notes” means the Company’s 3.25% Convertible Senior Notes due 2013.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Act” has the meaning assigned to such term in Section 9.13.

“Additional Obligations” has the meaning set forth in the Security Agreement.

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurocurrency Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire, in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of Section 6.09, the term “Affiliate” shall also mean any Person that is an executive officer or director of the Person specified, any Person that directly or indirectly beneficially owns Equity Interests in the Person specified representing 10% or more of the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Person specified and any Person that would be an Affiliate of any such beneficial owner pursuant to this definition (but without giving effect to this proviso).

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted Eurocurrency Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted Eurocurrency Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate, respectively.

“Applicable Percentage” means, at any time with respect to any Lender, a percentage equal to a fraction, the numerator of which is such Lender’s Commitment and the denominator of which is the Total Commitment, in each case at such time.  If, however, the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

 “Applicable Rate” means for any day, with respect to the facility fee or to any ABR Loan or Eurocurrency Loan, the applicable rate per annum set forth below under the caption “Facility Fee”, “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Facility Ratings, if available, and, if the Facility Ratings are not available, based upon the Corporate Ratings, as of such date:

Ratings Level	Facility Fee Rate	Eurocurrency Spread	ABR Spread
Level 1 BBB/Baa2 or higher	0.250%	1.500%	0.500%
Level 2 BBB-/Baa3	0.325%	1.675%	0.675%
Level 3 BB+/Ba1	0.350%	1.900%	0.900%
Level 4 BB/Ba2	0.450%	2.300%	1.300%
Level 5 BB-/Ba3 or lower or unrated	0.550%	2.700%	1.700%

In the event of split Rating Levels, the Facility Fee and Spreads will be based upon the higher Rating Level unless the Rating Levels differ by two or more categories, in which case the Facility Fee and Spreads will be based upon the category one level below the category corresponding to the higher Rating Level.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of issuing credit facility ratings and corporate credit ratings (so that neither is available from such rating agency), the Company and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of such ratings from such rating agency and, pending the effectiveness of any such amendment, the rating of such rating agency shall be determined by reference to the rating most recently in effect from such rating agency prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means the Joint Lead Arrangers named on the cover of this Agreement.

“ASC 815” means Financial Accounting Standards Board, Accounting Standards Codification 815,  Derivatives and Hedging (as such may be amended, supplemented or replaced).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the U.S. (or any successor thereto).

“Borrower Joinder Agreement” means a Borrower Joinder Agreement substantially in the form of Exhibit J.

“Borrower Termination Agreement” means a Borrower Termination Agreement substantially in the form of Exhibit K.

“Borrowers” means, collectively, the Company and any Subsidiary Borrowers.

“Borrowing” means (a) Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, and (b) a Swingline Loan.

“Borrowing Request” means a request by the Company on behalf of a Borrower for a Borrowing of Revolving Loans in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act, and the rules of the SEC thereunder as in effect on the Effective Date and in each case other than the Permitted Holders), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Company or (b) a “Change of Control” (or other defined term having a similar purpose) as defined under any of the Covered Notes or in any document governing any refinancing thereof (a “Note Change of Control”); provided, however, that for purposes of clause (a), the Permitted Holders shall be deemed to beneficially own any Equity Interests of the Company (the “specified person”) held by any other Person (the “parent entity”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Equity Interests of the parent entity.

“Change in Law” means (a) the adoption of or any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (b) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or Issuing Lender or by such Lender’s or Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided however, that for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith shall be deemed to have been adopted and become effective after the Effective Date.

“Chief Financial Officer” means, with respect to any Person, the chief financial officer of such Person.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, at any time, any and all property of any Loan Party, now existing or hereafter acquired, that at such time is subject to a security interest or Lien in favor of the Administrative Agent (on behalf of the Secured Parties) pursuant to the Collateral Documents securing the Secured Obligations.

“Collateral Deposit Account” means any “Collateral Deposit Account” referred to in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, any control agreements in respect of the Senior Notes Account and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations or perfecting any such Lien.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Commitment” means, with respect to each Lender, such Lender’s commitment to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum permissible aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, 2.19(b) or 9.02(c), and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on the

Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial amount of the Total Commitment is $1,000,000,000.

“Commitment Schedule” means Schedule 1.01 attached hereto.

“Commitment Termination Date” means November 29, 2013, or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; provided that the Commitment Termination Date shall be automatically extended to the fifth anniversary of the Effective Date if (a) on November 29, 2013, none of the Senior Notes remain outstanding (except to the extent owned beneficially and of record by a Loan Party or defeased pursuant to the terms thereof or otherwise by application of law), (b) on any day during the six-month period ending on November 29, 2013, the Company shall have Corporate Ratings from each of Moody’s and S&P of at least Baa3 and BBB-, respectively, in each case with stable outlook or better, or (c) on or prior to November 29, 2013, cash collateral in an amount not less than the aggregate principal amount of the Senior Notes is irrevocably deposited in the Senior Notes Account.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) interest expense during such period (including imputed interest expense in respect of Capital Lease Obligations and taking into account net payments under Swap Agreements entered into to hedge interest rates that would be included in the computation of interest expense under GAAP to the extent such net payments are allocable to such period in accordance with GAAP) of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, (ii) the interest expense that would be imputed for such period in respect of Synthetic Leases of the Company and its consolidated Subsidiaries if such Synthetic Leases were accounted for as Capital Lease Obligations, determined on a consolidated basis in accordance with GAAP, (iii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Company or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in Consolidated Interest Expense for such period in accordance with GAAP, (iv) any cash payments made during such period in respect of amounts referred to in clause (b)(ii) below that were amortized or accrued in a previous period (other than any such cash payments in respect of the Senior Notes) and (v) to the extent not otherwise included in Consolidated Interest Expense, commissions, discounts, yield and other fees and charges incurred in connection with Securitization Transactions which are payable to any person other than a Loan Party, and any other amounts comparable to or in the nature of interest under any Securitization Transaction, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a “true sale”, minus (b) the sum of (i) to the extent included in Consolidated Interest Expense for such period, noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (ii) to the extent included in Consolidated Interest Expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, and (iii) to the extent included in such Consolidated Interest Expense for such period, noncash amounts attributable to Swap Agreements pursuant to GAAP, including as a result of the application of ASC 815.  For purposes of calculating Consolidated Cash Interest Expense for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) extraordinary noncash losses for such period, (v) noncash charges to the extent solely attributable to unrealized losses under ASC 815 (provided that any cash payment made with respect to any such noncash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made (it being understood that the provision of cash collateral shall not constitute a “payment” for these purposes)), and (vi) noncash charges (including goodwill writedowns) for such period (provided that any cash payment made with respect to any such noncash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made) and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) any extraordinary noncash gains for such period, (ii) noncash gains to the extent solely attributable to unrealized gains under ASC 815 (provided that any cash received with respect to any such noncash gain shall be added in computing Consolidated EBITDA during the period in which such cash is received) and (iii) nonrecurring noncash gains for such period (provided that any cash received with respect to any such nonrecurring noncash gain shall be added in computing Consolidated EBITDA during the period in which such cash is received), all determined on a consolidated basis in accordance with GAAP.  For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).

“Consolidated Interest Expense” means, for any period, the interest expense of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.  For purposes of calculating Consolidated Interest Expense for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its consolidated Subsidiaries for such period (taken as a single accounting period) determined in conformity with GAAP, excluding (to the extent otherwise included therein) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business; provided, however, that (other than for purposes of any calculation made on a Pro Forma Basis) there shall be excluded from Consolidated Net Income the net income (or loss) of (a) any Person accrued prior to the earlier of the date such Person becomes a Subsidiary of the Company or any of its consolidated Subsidiaries or is merged into or consolidated with the Company or any of its consolidated Subsidiaries or such Person’s assets are acquired by the Company or any of its consolidated Subsidiaries or (b) any Variable Interest Entity.

“Consolidated Net Income Available for Restricted Payments” means an amount equal to (i) the sum of $150,000,000 plus 80% (or minus 100% in case of consolidated net loss) of Consolidated Net Income for each fiscal quarter commencing with the fiscal quarter ending April 2, 2011 (the “Specified Quarter”) and terminating at the fiscal quarter end of the Company immediately preceding the date of any proposed Restricted Payment, less (ii) the sum of (A) the aggregate amount of all dividends (other than dividends payable solely in common Equity Interests of the Company) and other distributions paid or declared by the Company at any time on or after the first day of the Specified Quarter on any class of its Equity Interests and (B) the excess (if any) of the aggregate amount expended, directly or indirectly, by the Company at any time on or after the first day of the Specified Quarter for the redemption, purchase or other acquisition of any its Equity Interests, over the aggregate net amount of any cash or cash equivalents received by the Company at any time on or after the first day of the Specified Quarter as consideration for the sale of any of its Equity Interests.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Solely for purposes of the definition of “Affiliate”, “Control” shall also mean the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person.

“Corporate Ratings” means, at any time, (a) the Company’s corporate credit ratings from S&P and Moody’s then in effect or (2) if either S&P or Moody’s does not at such time maintain a corporate credit rating for the Company, the rating then in effect from such rating agency applicable to the Company’s senior, unsecured, non-credit enhanced long-term debt for borrowed money.

“Covered Notes” means each of the Senior Notes, the 2011 Notes, the 2013 Notes, the Company’s 6.60% Senior Notes due 2016, the Company’s 7% Notes due 2018 and the Company’s 7% Senior Notes due 2028.

“Credit Exposure” means, with respect to any Lender at any time, the sum, without duplication, of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure at such time.

“Default” means any event or condition that constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund its portion of any Borrowing, or any portion of its participation in any Letter of Credit or Swingline Loan, within three Business Days of the date on which it shall have been required to fund the same, (b) notified the Company, the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit generally, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is determined by a Governmental Authority to be insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a public bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian publicly appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless in the case of any Lender referred to in this clause (e) the Company, the Administrative Agent, the Swingline Lender and each Issuing Lender shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder, provided that for purposes of this clause (e), a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by any governmental authority or instrumentality thereof.

“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

“Designated Acquisition” means an acquisition of a Person or business permitted by this Agreement if (a) the Leverage Ratio immediately prior to giving effect thereto is less than 3.50 to 1.00 but immediately after giving effect thereto is greater than 2.50 to 1.00 (with Consolidated EBITDA in the latter case being calculated on a Pro Forma Basis as if such acquisition were consummated, and all Indebtedness incurred or discharged in connection with such acquisition were incurred or discharged, on the first day of the applicable four-fiscal-quarter period), and (b) the cash consideration paid therefor by the Company and its Subsidiaries shall have been not less than $250,000,000.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 or in any SEC Filing.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)       matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)       is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)       is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the first anniversary date after the Commitment Termination Date (assuming the effectiveness of the extension thereof contemplated by the proviso thereto); provided, however, that an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” occurring prior to the first anniversary date after the Commitment Termination Date (assuming the effectiveness of the extension thereof contemplated by the proviso thereto) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations under the Loan Documents that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination of the Commitments.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the U.S., any State thereof or the District of Columbia.

“dollars” or “$” refers to lawful money of the U.S.

“Effective Date” means the date of the effectiveness of the amendment and restatement of this Agreement in accordance with Section 4.01.

“Environmental Laws” means all treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the generation, management, use, presence, release or threatened release of, or exposure to, any Hazardous Material or to health and safety matters.

“Environmental Liability” means liabilities, obligations, claims, actions, suits, judgments, or orders under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment, disposal or arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the complete or partial withdrawal of the Company or any ERISA Affiliate from any Plan or Multiemployer Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or notification that a Multiemployer Plan is in reorganization; (c) the filing of a notice of intent to terminate a Plan or the treatment of a Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (d) the institution of proceedings to terminate a Plan or a Multiemployer Plan by the PBGC; (e) the failure to make required contributions under Section 412 of the Code or Section 302 of ERISA; (f) the failure of any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan; (g) a determination that any Plan is in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (h) the receipt by the Company or any ERISA Affiliate of any notice imposing Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or is in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which any Borrower or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which any

Borrower or any such ERISA Affiliate could otherwise be liable in an amount that could reasonably be expected to result in a Material Adverse Effect; and (j) any other event or condition which constitutes or might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “Eurocurrency Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which dollar deposits of an amount comparable to the amount of such Eurocurrency Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes”  means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document, (a) any Other Connection Taxes, (b) U.S. federal withholding Tax imposed by a Requirement of Law (including FATCA) in effect at the time a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), becomes a party to this Agreement (or designates a new lending office), with respect to any payment made by or on account of any obligation of a Loan Party to such Foreign Lender, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a), or (c) Taxes attributable to a Lender’s failure to comply with Section 2.17(f).

“Excluded Transfer” means (a) each of the following transfers of Equity Interests, so long as after giving effect to each such transaction each Domestic Subsidiary holding any direct or indirect ownership interest in any Equity Interest subject to such transfer shall be a guarantor pursuant to the Security Agreement or any Guarantor Joinder Agreement, (1) any disposition by either New Canada Holdings, Inc. or Tyson International Holding Company of Equity Interests in any Person or other assets held by it as of the Initial Effective Date to any “controlled foreign corporation” (as defined in the Code), (2) any transfer of any Equity Interest in Tyson Canada Finance LP to any Foreign Subsidiary, (3) any transfer of Equity Interests in Tyson China Holding, Limited, Tyson China Holding 2, Limited, Tyson China Holding 3, Limited, and Tyson India Holdings Ltd. to any Foreign Subsidiary, (4) any transfer by the Company of Equity Interests in Provemex Avicola to any Foreign Subsidiary, and (5) any transfer or merger of New Canada Holdings, Inc., to or with another Subsidiary, provided that at the time of such transfer or merger New Canada Holdings, Inc., holds no assets other than direct and indirect Investments in Equity Interests of Foreign Subsidiaries (and assets incidental to such ownership); and (b) any transfer of assets or other disposition between or among Subsidiaries that are not Loan Parties, including any merger or consolidation involving only Subsidiaries that are not Loan Parties.

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the effectiveness of the amendment and restatement hereof on the Effective Date.

“Existing Letters of Credit” means the letters of credit listed on Schedule 2.01 hereto.

“Facility Ratings” means, at any time, the ratings from S&P and Moody’s, if any, of the credit facility provided for in this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Receiver” means any Person that receives any fees under Section 2.12.

“Foreign Lender” means any Lender or Issuing Lender, (a) with respect to any Borrower other than a U.S. Borrower and any Tax, that is treated as foreign by the jurisdiction imposing such Tax, (b) with respect to any U.S. Borrower, that (1) is not a “U.S. person” as defined by Section 7701(a)(30) of the Code (a “U.S. Person”), or (2) is a partnership or other entity treated as a partnership for United States federal income tax purposes which is a U.S. Person, but only to the extent the beneficial owners (including indirect partners if its direct partners are partnerships or other entities treated as partnerships for United States Federal income tax purposes) are not U.S. Persons.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the U.S., including those set forth in: (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (b) the Accounting Standards Codification of the Financial Accounting Standards Board; (c) such other statements by such other entity as approved by a significant segment of the accounting profession; and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“General Debt Basket Usage” means, at any time, the sum of (a) the aggregate principal amount of Indebtedness incurred in reliance on clause (xviii) of Section 6.01 and then outstanding and (b) the aggregate amount of Sale/Leaseback Transactions consummated in reliance on clause (c) of Section 6.06 and then outstanding.

 “Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state, provisional, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) having jurisdiction over the Company, any Subsidiary or any Lender as the context may require.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor Joinder Agreement” means a Supplement to the Security Agreement substantially in the form of Exhibit I to the Security Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including any petroleum products or byproducts and all other hydrocarbons, radon gas, molds, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances, infectious or medical wastes and all other substances or wastes of any nature that are prohibited, limited or regulated pursuant to, or that could give rise to liability under, any Environmental Law.

“incur” means create, incur, assume, Guarantee or otherwise become responsible for, and “incurred” and “incurrence” shall have correlative meanings.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business and excluding obligations with respect to letters of credit securing such trade accounts payable entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawings are reimbursed no later than the tenth Business Day following payment on the letter of credit), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of non-competition agreements or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) accounts payable incurred in the ordinary course of business on normal commercial terms and not overdue by more than 60 days, (ii) deferred compensation and (iii) any purchase price adjustment, earnout or deferred payment of a similar nature (other than in respect of non-competition agreements and other such arrangements referred to above) incurred in connection with an acquisition (but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation)), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such

Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than obligations with respect to letters of credit securing obligations (other than obligations of other Persons described in clauses (a) through (e) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit), (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, the amount of such Indebtedness being deemed to be the lesser of the fair market value (as determined reasonably and in good faith by the Chief Financial Officer of the Company) of such property or assets and the amount of the Indebtedness so secured, (j) all Guarantees by such Person of Indebtedness of others, and (k) all obligations of such Person in respect of Securitization Transactions (valued as set forth in the definition of Securitization Transaction).  Indebtedness shall not include obligations under any operating lease of property that is not capitalized on the balance sheet of the Company or any Subsidiary, except that Synthetic Lease Obligations shall constitute Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that, in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time. Except as otherwise expressly provided herein, the term “Indebtedness” shall not include cash interest thereon.

“Indebtedness for Borrowed Money” means the sum of (1) all Indebtedness of the Company and its consolidated Subsidiaries of the types referred to in clauses (a), (b), (d), (e) and (k) (as determined in accordance with the second sentence of the definition of Securitization Transaction) of the definition of Indebtedness plus (2) all Indebtedness of the Company and its consolidated Subsidiaries of the types referred to in clauses (i) and (j) of the definition of Indebtedness in respect of such Indebtedness of others of the types referred to in such clauses (a), (b), (d), (e) and (k) (as determined in accordance with the second sentence of the definition of Securitization Transaction), but excluding Guarantees of third party grower Indebtedness.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Initial Effective Date” means March 9, 2009.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Interest Election Request” means a request by the Company on behalf of a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each of March, June, September, and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and (d) with respect to any Loan, the Commitment Termination Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” means, individually and collectively, “Inventory”, as referred to in the Security Agreement.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person.  The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, (b) any Investment in the form of a Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of a Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined reasonably and in good faith by a Responsible Officer of the Company)), (c) any Investment in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined reasonably and in good faith by a Responsible Officer of the Company) of such Equity Interests or other property as of the time of the transfer, without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith or continued in reliance on Section 6.01(vii)), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such

Investment, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair market value (as determined reasonably and in good faith by a Responsible Officer of the Company) of such Equity Interests at the time of the issuance thereof.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means JPMCB, Bank of America, N.A., CoBank, ACB, Wells Fargo Bank N.A., and each other Lender designated by the Company as an “Issuing Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of one or more Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j), in each case so long as such Person shall remain an Issuing Lender hereunder.  Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lenders” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Collateral Account” has meaning set forth in Section 2.06(k).

“LC Disbursement” means a payment made by any Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to Section 9.04, other than any such Person that shall have ceased to be a party hereto pursuant to Section 9.04.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means (i) any letter of credit issued pursuant to this Agreement and (ii) the Existing Letters of Credit.

“Leverage Ratio” means, on any date, the ratio of (a) Indebtedness for Borrowed Money as of such date, less, to the extent included in Indebtedness for Borrowed Money, the amount of Indebtedness of Variable Interest Entities (other than Indebtedness of any SPE Subsidiary) that is not also Indebtedness of the Company or any Subsidiary (other than a Variable Interest Entity that is not an SPE Subsidiary) of the type referred to in clause (2) of the definition of Indebtedness for Borrowed Money, less the cash balance of the Senior Notes Account as of such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, any Borrower Joinder Agreement, any Guarantor Joinder Agreement, any Borrower Termination Agreement and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Party” means each Borrower and each other Domestic Subsidiary that is a party to the Security Agreement.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including Revolving Loans and Swingline Loans.

“Lock Box” means any “Lock Box” referred to in the Security Agreement.

“Lock Box Agreement” means any “Lock Box Agreement” referred to in the Security Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, condition (financial or otherwise) or liabilities (including contingent liabilities) of the Company and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party, (c) the Collateral, the Administrative Agent’s Liens (for the benefit of the Secured Parties) on the Collateral or the priority of such Liens or (d) the rights of or benefits available to the Administrative Agent, the Lenders or any Issuing Lender under this Agreement and any other Loan Document.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate outstanding principal amount exceeding $75,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary of the Company that is not a Loan Party (a) the consolidated total assets of which equal 3.75% or more of the consolidated total assets of the Company or (b) the consolidated revenues of which equal 3.75% or more of the consolidated revenues of the Company, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Company most recently ended prior to the date of this Agreement); provided that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated revenues of all Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries shall have exceeded 10% of the consolidated total assets of the Company or 10% of the consolidated revenues of the Company (calculated without duplication of assets or revenues), then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as the case may be, until such excess shall have been eliminated.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Loan Party Activities Basket” means, at any time, the greater at such time of

(a)	the product of (i) the number of anniversaries of the Effective Date that shall have occurred on or prior to such time plus one and (ii) $200,000,000, and

(b)	5% of consolidated total assets of the Company as set forth in the most recent consolidated balance sheet of the Company delivered to the Administrative Agent pursuant to Section 5.01(a) or (b).

“Non-Loan Party Activities Basket Usage” means at any time, without duplication, the sum of (a) the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties made in reliance on Section 6.04(c), 6.04(d) or 6.04(e) and then outstanding and the aggregate amount of Investments made in reliance 6.04(q) and then outstanding, (b) the aggregate principal amount of Indebtedness incurred in reliance on Section 6.01(iv) by Subsidiaries that are not Loan Parties from Loan Parties and then outstanding (other than Indebtedness received in consideration of an Excluded Transfer and held as an Investment in reliance on Section 6.04(g) and other than Indebtedness set forth on Schedule 6.01(iv) and Refinancing Indebtedness thereof), and (c) the aggregate amount of Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party (other than Guarantees by the Company of growers under Section 6.01(xv)) to the extent such Indebtedness is then outstanding.

“Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrowers to any of the Secured Parties under any Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to any Loan Document and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each Loan Document (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in any Loan or Loan Document, engaged in any other transaction pursuant to, or enforced, any Loan Documents).

“Other Taxes” means any and all present or future recording, stamp, court or documentary Taxes and any other excise, transfer, sales, property, intangible, filing or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, but excluding Excluded Taxes and Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to a request by the Company under Section 2.19(b)).

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning specified in Section 9.04(c)(iv).

“PACA” shall mean the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et. seq., as the same now exists or may from time to time hereafter be amended,

modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate, dated as of the Effective Date, delivered by the Company on behalf of the Loan Parties and in the form of Exhibit H.

“Permitted Acquisition” means the purchase or other acquisition (whether by merger, amalgamation or otherwise) by any Borrower or any Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person (including each Subsidiary of such Person) is organized under the laws of the United States of America, any State thereof or the District of Columbia and, upon the consummation of such acquisition, will be a Domestic Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person) and will be a Loan Party and a guarantor pursuant to the Security Agreement or any Guarantor Joinder Agreement or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by a Loan Party and, in the case of any assets of the type included in the Collateral, such assets will be Collateral; provided that (i) such purchase or acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of a Borrower or any Subsidiary, (ii) all transactions related thereto are consummated in accordance with applicable law, (iii) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b), and (iv) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Subsidiary or assets in order to satisfy the requirements of Section 5.14 shall have been taken (or arrangements for the taking of such actions satisfactory to the Administrative Agent shall have been made); and provided further that, in the case of any purchase or other acquisition of Equity Interests in a Person that owns any Subsidiary that will not comply with the requirements set forth in clause (a) above, but such purchase or acquisition would otherwise in all respects constitute a Permitted Acquisition and each such non-compliant Subsidiary may be separately acquired in reliance upon another subparagraph of Section 6.04, then (1) such purchase or acquisition will nevertheless constitute a Permitted Acquisition with respect to such Person and each compliant Subsidiary and (2) each such non-compliant Subsidiary shall be purchased or acquired in reliance on such other subparagraph of Section 6.04.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Encumbrances” means:

(a)       Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)       carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c)       pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws;

(d)       deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)       judgment liens in respect of judgments that do not constitute an Event of Default;

(f)       easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties or any of their Subsidiaries;

(g)       banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that, except with respect to any deposit account or funds subject to the Lien of a Loan Document, such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by Loan Parties or any of their Subsidiaries in excess of those required by applicable banking regulations;

(h)       Liens in favor of, or claims or rights of any producer, grower or seller of livestock, poultry or agricultural commodities under PACA, PSA or any similar state or federal laws or regulations;

(i)       any Lien, claim or right of any Governmental Authority arising under any law or regulation in any inventory or farm products allocable to any procurement contract with such Governmental Authority;

(j)       rights and claims of joint owners of livestock (other than poultry) under arrangements similar to TFM’s existing Alliance program; and

(k)       Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Loan Parties and their Subsidiaries in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Fee Receiver” means any Fee Receiver that, with respect to any fees paid under Section 2.12, delivers to the Company and the Administrative Agent, on or prior to the date on which such Fee Receiver becomes a party hereto (and from time to time thereafter upon the request of the Company and the Administrative Agent, unless such Fee Receiver becomes legally unable to do so solely as a result of a Change in Law after becoming a party hereto), accurate and duly completed copies (in such number as requested) of one or more of Internal Revenue Service Forms W-9, W-8ECI, W-8EXP, W-8BEN or W-8IMY (together with, if applicable, one of the aforementioned forms duly completed from each direct or indirect beneficial owner of such Fee Receiver) or any successor thereto that entitle such Fee Receiver to a complete exemption from U.S. withholding tax on such payments (provided that, in the case of the Internal Revenue Service Form W-8BEN, a Fee Receiver providing such form shall qualify as a Permitted Fee Receiver only if such form establishes such exemption on the basis of the “business profits” or “other income” articles of a tax treaty to which the United States is a party and provides a U.S. taxpayer identification number), in each case together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine whether such Fee Receiver is entitled to such complete exemption.

“Permitted Holders” means (a) “members of the same family” of Mr. Don Tyson as defined in Section 447(e) of the Code and (b) any entity (including, but not limited to, any partnership, corporation, trust or limited liability company) in which one or more individuals described in clause (a) hereof possess over 50% of the voting power or beneficial interests.

 “Permitted Investments” means:

(a)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)       investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 by S&P or P-1 by Moody’s;

(c)       investments in certificates of deposit, overnight bank deposits, repurchase agreements, reverse repurchase agreements, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or any United States branch of any Lender, in each case that has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d)       money market funds invested in short-term securities rated at least as provided in clause (b) above;

(e)       investments in overnight eurodollar deposits and eurodollar time deposits maturing within three months from the date of the investment of any Lender or any branch of any Lender; and

(f)       in the case of any Foreign Subsidiary, other short-term investments that are liquid and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Permitted Liens” means with respect to (a) Accounts, Liens permitted under clauses (a), (e), (h) and (i) of the definition of Permitted Encumbrances and Section 6.02(a)(i), (b) Inventory, Liens permitted under clauses (a), (b), (d), (e), (h), (i) and (j) of the definition of Permitted Encumbrances and Section 6.02(a)(i), (c) Cash, Liens permitted under clauses (a), (c), (d), (e), (f), (g), (h) and (i) of the definition of Permitted Encumbrances and Section 6.02(a)(i) and (xiii) and (d) any other Collateral, Liens permitted under clauses (a)(i) through (v) of Section 6.02.

“Permitted Non-Loan Party Acquisition or Investment” means (a) the purchase or other acquisition (whether by merger, amalgamation or otherwise) by any Subsidiary that is not a Loan Party (and is not required to be a Loan Party) of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person or the purchase or other acquisition of other assets; provided that (i) such purchase or acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of a Borrower or any Subsidiary, (ii) all transactions related thereto are consummated in accordance with applicable law, and (iii) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b); and (b) any Investment by any Subsidiary that is not a Loan Party in the Company or any other Subsidiary.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to, by any Borrower or any ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to any test hereunder in connection with any event, that such test shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) such event as if it happened on the first day of such period or (ii) the incurrence of any Indebtedness by the Company or any Subsidiary and any incurrence, repayment, issuance or redemption of other Indebtedness of the Company or any Subsidiary occurring at any time subsequent to the last day of such period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be, occurred on the first day of such period (it being understood that, in connection with any such pro forma calculation prior to the delivery of financial statements for the first fiscal quarter ended after the Effective Date, such calculation shall be made in a manner satisfactory to the Administrative Agent in its Permitted Discretion).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“PSA” shall mean the Packers and Stockyard Act of 1921, 7 U.S.C. Section 181 et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Ratings Test” has the meaning assigned thereto in Section 9.18(b).

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof) or, in addition in the case of any Foreign Subsidiary, Indebtedness (“Replacement Indebtedness”) of such Foreign Subsidiary that replaces Original Indebtedness of such Foreign Subsidiary or of any other Foreign Subsidiary organized under the laws of the same nation as such Foreign Subsidiary within 90 days after the repayment or prepayment of such Original Indebtedness; provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness (except to the extent used to finance accrued interest and premium (including tender or makewhole premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), it being understood in the case of Replacement Indebtedness that is denominated in a currency different from that of the applicable Original Indebtedness that the principal amount of such Original Indebtedness shall be deemed to be equal to the amount in the currency of such Replacement Indebtedness that is equal to the principal amount of such Original Indebtedness based on the currency exchange rates applicable on the date such Replacement Indebtedness is incurred; (b) the maturity of such Refinancing Indebtedness shall not be earlier, and the weighted average life to maturity of such Refinancing Indebtedness shall not be shorter, than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date that is six months after the Commitment Termination Date (assuming the effectiveness of the extension thereof contemplated by the proviso thereof); (d) such Refinancing Indebtedness shall not constitute an obligation of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness (except that Refinancing Indebtedness of any Foreign Subsidiary may be Guaranteed by any other Foreign Subsidiary organized under the laws of the same nation as such Foreign Subsidiary), and shall not constitute an obligation of the Company if the Company shall not have been an obligor in respect of such Original Indebtedness, and, in each case (except, in the case of Foreign Subsidiaries, to the extent specified in this clause (d)), shall constitute an obligation of such Subsidiary or of the Company only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been expressly subordinated to the Obligations, such Refinancing Indebtedness shall also be expressly subordinated to the Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) (except that Refinancing Indebtedness of any Foreign Subsidiary may be secured by Liens on assets of any other Foreign Subsidiary organized under the laws of the same nation as such Foreign Subsidiary) or by any Lien having a higher priority in respect of the Obligations than the Lien that secured such Original Indebtedness.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, partners, members, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of inspections with respect to the assets of any Loan Party from information furnished by or on behalf of any Loan Party, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of Credit Exposures and unused Commitments at such time.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the president, chief executive officer, chief financial officer, treasurer, assistant treasurer, controller or chief accounting officer of the Company but, in any event, with respect to financial matters, the foregoing person that is responsible for preparing the financial statements and reports delivered hereunder.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in a Borrower or any Subsidiary, whether now or hereafter outstanding, or any option, warrant, or other right to acquire any such Equity Interests in a Borrower or any Subsidiary, or any other payment that has a substantially similar effect to any of the foregoing.  Payments made by the Company in connection with the exercise of “cashless” options by, or the vesting of restricted stock for the benefit of, directors, officers, employees or consultants of the Company and the Subsidiaries in respect of tax withholdings shall not constitute “Restricted Payments”.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Lender” means a Lender with a Commitment or, if the Commitments have terminated or expired, a Lender with Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Subsidiary whereby the Company or such Subsidiary sells or transfers such property to any Person and the Company or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates; provided, however, any such arrangement incurred in connection with the acquisition of property that is not capitalized on the balance sheet of the Company or any Subsidiary and is leased by the Company or any Subsidiary pursuant to an operating lease (other than a Synthetic Lease) shall not be considered a Sale/Leaseback Transaction.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“SEC Filing” has the meaning assigned to such term in Section 3.11.

“Secured Debt Basket Usage” means, at any time, the sum of (a) the aggregate principal amount of Indebtedness incurred in reliance on clause (xviii) of Section 6.01 and then outstanding that is secured by a Lien on any asset of the Company or any Subsidiary and (b) the aggregate amount of Sale/Leaseback Transactions consummated in reliance on clause (c) of Section 6.06 and then outstanding.

“Secured Obligations” means (a) all Additional Obligations and (b) all Obligations.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Securities Account Control Agreement” means, individually and collectively, each “Securities Account Control Agreement” referred to in the Security Agreement.

“Securitization Transaction” means any arrangement under which the Company or any other Subsidiary transfers accounts receivable and/or payment intangibles, interests therein and/or related assets and rights (a) to a trust, partnership, corporation, limited liability company or other entity (which may be a SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee (which may be a SPE Subsidiary) of Indebtedness, other securities or interests that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable and/or payment intangibles, interests therein or related assets and rights, or (b) directly to one or more investors or other purchasers.  The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be the aggregate principal, capital or stated amount (or the substantive equivalent of any of the foregoing) of the Indebtedness, other securities or interests referred to in the first sentence of this definition or, if there shall be no such principal, capital or stated amount (or the substantive equivalent of any of the foregoing), the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction, net of any such accounts receivables or interests therein that have been written off as uncollectible.  Such “amount” or “principal amount” shall not include any amount of Indebtedness owing by any SPE Subsidiary to the Company or any other Subsidiary to the extent that such intercompany Indebtedness has been incurred to finance, in part, the transfers of accounts receivable and/or payment intangibles, interests therein and/or related assets and rights to such SPE Subsidiary.

“Security Agreement” means that certain Guarantee and Collateral Agreement, dated as of March 9, 2009, as amended and restated as of the date hereof, among the Loan Parties, the Company and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders.

“Senior Notes” means the Company’s 10.50% Senior notes due March 2014.

“Senior Notes Account” means a blocked cash collateral account maintained with the Administrative Agent, amounts in which will be held as collateral for the Secured Obligations and available for the payment, prepayment, repurchase or defeasance of the Senior Notes, all on terms and under documentation satisfactory to the Administrative Agent.

“Senior Notes Document” means any agreement or instrument governing or evidencing the Senior Notes.

“Settlement” has the meaning set forth in Section 2.04(d).

“Settlement Date” has the meaning set forth in Section 2.04(d).

“SPE Subsidiary” means any Subsidiary formed solely for the purpose of, and that engages only in, one or more Securitization Transactions and transactions related or incidental thereto.

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held and (b) any other corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.  Unless otherwise specified, “Subsidiary” means any direct or indirect subsidiary of the Company.  Notwithstanding the foregoing, neither Dynamic Fuels LLC nor Cactus Argentina S.A. shall be a “Subsidiary” for any purpose under the Loan Documents, nor shall any Variable Interest Entity (other than an SPE Subsidiary) be a “Subsidiary” under the foregoing clause (b).

“Subsidiary Borrower” means each wholly-owned Domestic Subsidiary of the Company that shall become a Subsidiary Borrower pursuant to Section 2.20, in each case so long as such Subsidiary shall remain a Subsidiary Borrower hereunder.

“Subsidiary Loan Party” means each Subsidiary that is a party to the Security Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.  For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“TFM” means Tyson Fresh Meats, Inc., a Delaware corporation.

“Total Commitment” means, at any time, the aggregate amount of the Commitments as in effect at such time.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to which they are party, the amendment and restatement of this Agreement in this form on the Effective Date, the amendment and reaffirmation of Collateral Documents in connection with the amendment and restatement of this Agreement on the Effective Date, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, the continuation or issuance of Letters of Credit hereunder and the creation and perfection of the Liens created by the Collateral Documents.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurocurrency Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“U.S.” means the United States of America.

“U.S. Borrower” means any Borrower that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“Variable Interest Entity” means any Person that is not a Subsidiary under clause (a) of the definition of such term but the accounts of which are consolidated with those of the Company under GAAP as a result of its status as a variable interest entity.

“Voting Participant” has the meaning assigned to such term in Section 9.04(c)(iv).

“Voting Participant Notification” has the meaning assigned to such term in Section 9.04(c)(iv).

“wholly-owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned Subsidiaries of such Person or by such Person and one or more wholly-owned Subsidiaries of such Person.  Unless otherwise specified, “wholly-owned Subsidiary” means a wholly-owned Subsidiary of the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”), by Type (e.g., a

“Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Borrowing of Revolving Loans”), by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing” or a “Eurocurrency Borrowing of Revolving Loans”).

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to the “date hereof” or the “date of this Agreement” shall mean February 23, 2011.

SECTION 1.04.  Accounting Terms; GAAP.  (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)  All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall be calculated on a Pro Forma Basis after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether a transaction is a Designated Acquisition or is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act.   If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

SECTION 1.05.  Currency Translations.  For purposes of any determination under Section 6.01, 6.02 or 6.06 or under paragraph (f), (g) or (k) of Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at the currency exchange rates in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in dollars in Section 6.01, 6.02 or 6.06 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness, Liens or Sale/Leaseback Transactions were initially consummated in reliance on the exceptions under such Sections.  For purposes of any determination under Section 6.04 or 6.05, the amount of each Investment, disposition or other applicable transaction denominated in a currency other than dollars shall be translated into dollars at the currency exchange rate in effect on the date such Investment, disposition or other transaction is consummated.  Such currency exchange rates shall be determined in good faith by the Company.

ARTICLE II

The Credits

SECTION 2.01.  The Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company and the Subsidiary Borrowers from time to time during the Availability Period if after giving effect to each such Revolving Loan: (a) such Lender’s Credit Exposure would not exceed such Lender’s Commitment and (b) the aggregate Credit Exposures would not exceed the Total Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.  All Loans shall be made in dollars.

SECTION 2.02.  Loans and Borrowings.  (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments.  Any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Company, on behalf of the applicable Borrower, may request in accordance herewith.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f).  Each Swingline Loan shall be in an amount that is not less than $500,000.  Borrowings of more than one Class and Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.  Notwithstanding anything to the contrary in this Section 2.02(c), an ABR Revolving Borrowing or a Swingline Loan may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Commitment Termination Date.

SECTION 2.03.  Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Company, on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or other electronic transmission to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit E signed by the Company (on behalf of itself or the relevant Borrower).  Each such telephonic and written Borrowing Request shall specify the following information:

(i) the name of the applicable Borrower;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07; and

(vii) that as of such date the conditions set forth in Sections 4.02(a), (b) and (c) are satisfied.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Swingline Loans.  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers, from time to time during the Availability Period if, after giving effect thereto, (i) the aggregate principal amount of outstanding Swingline Loans shall not exceed $50,000,000 and (ii) the total Credit Exposures shall not exceed the Total Commitment, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company (on behalf of itself or, if applicable, the relevant Borrower) or the relevant Borrower shall notify the Administrative Agent of such request by telephone not later than 12:00 noon, New York City time, on the day of such proposed Swingline Loan.  Each such telephonic request shall be confirmed promptly by facsimile or other electronic transmission to the Administrative Agent.  Each such notice shall be irrevocable and shall specify the name of the relevant Borrower, the requested date of the Swingline Loan (which shall be a Business Day), the amount of the requested Swingline Loan and the location and number of such Borrower’s account to which funds are to be disbursed.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company or the relevant Borrower.  The Swingline Lender shall make each Swingline Loan available to the relevant Borrower by means of a credit to the general deposit account of such Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f), by remittance to the relevant Issuing Lender).

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the relevant Borrower (or other party on behalf of the relevant Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to any Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(d)The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis or on any earlier date that the Administrative Agent elects, by notifying the Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon, New York City time on the date of such requested Settlement (the “Settlement Date”).  Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., New York City time, on such Settlement Date.  Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied.  Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively.  If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

SECTION 2.05.  [reserved].

SECTION 2.06.  Letters of Credit.  (a) Subject to the terms and conditions set forth herein, in addition to the Loans provided for herein, from time to time during the Availability Period, a Borrower may request any Issuing Lender to issue, and such Issuing Lender shall issue (unless the Required Lenders shall have asserted that the conditions set forth in Section 4.02 with respect to such issuance are not satisfied), Letters of Credit denominated in dollars for the account of such Borrower.  Each Letter of Credit shall be in such form as shall be acceptable to the Administrative Agent and the relevant Issuing Lender in its reasonable determination.  Letters of Credit issued hereunder shall constitute utilization of the Commitments.

(b) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender of such Letter of Credit) to such Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, that such Letter of Credit is to be denominated in dollars, the name of the account party (which shall be a Borrower or a Subsidiary and a Borrower as co-applicants), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  It is understood that the reinstatement of all or a portion of a Letter of Credit in accordance with the terms thereof following a drawing thereunder shall not constitute an amendment, renewal or extension of such Letter of Credit.  If requested by such Issuing Lender, such Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure would not exceed $500,000,000 and (ii) the sum of the total Credit Exposures would not exceed the Total Commitment.

(d) No Letter of Credit shall have a stated expiry date that is later than the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Commitment Termination Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date referred to in clause (ii) above) under customary “evergreen” provisions.

(e) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender of such Letter of Credit or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of a notice as provided for in the final paragraph of Section 2.06(f), to pay to the Administrative Agent, for the account of the relevant Issuing Lender of each Letter of Credit such Lender’s Applicable Percentage of the amount of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the relevant Borrower or at any time after any reimbursement payment is required to be refunded to such Borrower for any reason.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Lender the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the relevant Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to such Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the relevant Borrower of its obligation to reimburse such LC Disbursement.

(f) If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time (or, in the case of an LC Disbursement that is being funded with an ABR Borrowing or Swingline Loan, 2:00 p.m., New York City time), on (i) the Business Day that the relevant Borrower receives notice that such LC Disbursement has been made, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the relevant Borrower receives such notice, if such notice is not received prior to such time; provided that the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with all or any portion of an ABR Borrowing or a Swingline Loan, as applicable, in an amount permitted under Section 2.02(c) and, to the extent so financed, the relevant Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan (or the applicable portion thereof).  Each such payment shall be made to the relevant Issuing Lender in dollars and in immediately available funds.

If any Borrower fails to make payment when due in respect of any LC Disbursement relating to a Letter of Credit issued for its account, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower and such Lender’s Applicable Percentage thereof.

(g) Each Borrower’s obligations to reimburse LC Disbursements as provided in Section 2.06(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged or fraudulent or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any of the Lenders as security for any of such reimbursement obligations failing to be perfected, (v) the occurrence of any Default, (vi) the existence of any proceedings of the type described in paragraph (h) or (i) of Article VII with respect to any other Loan Party, (vii) any lack of validity or enforceability of any of such reimbursement obligations against any other Loan Party, or (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of any Borrower hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Lenders, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any Issuing Lender thereof or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender of such Letter of Credit; provided that the foregoing shall not be construed to excuse such Issuing Lender from liability to any Borrower or to any Lender which has funded its participation hereunder in such Letter of Credit to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Loan Parties and the Lenders to the extent permitted by applicable law) suffered by any Borrower or any such Lender, as the case may be, that are caused by such Issuing Lender’s failure to exercise the standard of care agreed hereunder to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that such standard of care shall be as follows, and that such Issuing Lender shall be deemed to have exercised such standard of care in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction by final and nonappealable judgment):

(i) an Issuing Lender of a Letter of Credit may accept documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; and

(ii) an Issuing Lender of a Letter of Credit shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Upon presentation of documents with respect to a demand for payment under a Letter of Credit, each Issuing Lender in respect of such Letter of Credit shall (i) promptly notify the Administrative Agent, the Company and (if different) the relevant Borrower by telephone (confirmed by facsimile) of such demand for payment, (ii) promptly following its receipt of such documents, examine all documents purporting to represent a demand for payment under a Letter of Credit and (iii) promptly after such examination notify the Administrative Agent, the Company and (if different) the relevant Borrower by telephone (confirmed by facsimile) whether the Issuing Lender has made or will make an LC Disbursement under such Letter of Credit; provided that any failure to give or delay in giving any such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement as provided in Section 2.06(f).

(i) If any Issuing Lender shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to, but excluding, the date that such Borrower reimburses such LC Disbursement at the rate per annum then applicable to ABR Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.06(f), then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of such Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.06(d) to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

(j) An Issuing Lender may be added, or an existing Issuing Lender may be terminated, under this Agreement at any time by written agreement between the Company, the Administrative Agent and the relevant Issuing Lender.  The Administrative Agent shall notify the Lenders of any such addition or termination.  At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the Issuing Lender being terminated.  From and after the effective date of any such addition, the new Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter.  References herein to the term “Issuing Lender” shall be deemed to refer to each new Issuing Lender or to any previous Issuing Lender, or to such new Issuing Lender and all previous Issuing Lenders, as the context shall require.  After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to any outstanding Letters of Credit issued by it prior to such termination, but shall not be required to issue any new Letters of Credit or to renew or extend any such outstanding Letters of Credit.

(k) If either (i) an Event of Default shall have occurred and be continuing and the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) any of the other provisions of this Agreement require cash collateralization, the Company shall deposit within one Business Day after notice from the Administrative Agent of the requirement thereof into an account established and maintained on the books and records of the Administrative Agent, which account may be a “securities account” (within the meaning of Section 8-501 of the UCC as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Secured Parties (the “LC Collateral Account”), an amount in immediately available funds in Dollars equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such amount shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in paragraph (h) or (i) of Article VII.  Such deposits shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement and for the payment and performance of the Secured Obligations, and for this purpose the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account, the LC Collateral Account shall be subject to a Deposit Account Control Agreement and each Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Secured Parties in the LC Collateral Account and in any financial assets (as defined in the UCC) or other property held therein.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (in accordance with its usual and customary practices for investments of this type) and at the Borrowers’ risk and reasonable expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account.  Moneys and financial assets in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing more than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations.  The Administrative Agent shall cause all such cash collateral (to the extent not applied as aforesaid) to be returned to the Company within three Business Days after (A) in the case of clause (i) above, the applicable Event of Default shall have been cured or waived (so long as no other Event of Default has occurred and is continuing at such time) or (B) in the case of clause (ii) above, to the extent such cash collateral shall no longer be required pursuant to the applicable provision hereof.

(l) Unless otherwise requested by the Administrative Agent, each Issuing Lender shall (i) provide to the Administrative Agent copies of any notice received from any Borrower pursuant to Section 2.06(b) no later than the Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on the first Business Day of each week, the activity for each day during the immediately preceding week in respect of Letters of Credit issued by it, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (B) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, whether such Letter of Credit is a trade, financial or performance Letter of Credit, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof changed), and no Issuing Lender shall be permitted to issue, amend, renew or extend such Letter of Credit without first obtaining written confirmation from the Administrative Agent that such issuance, amendment, renewal or extension is then permitted by the terms of this Agreement, (C) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement and (D) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.

SECTION 2.07.  Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, or, in the case of an ABR Loan, 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the applicable Borrower promptly, and in no event later than 3:00 p.m., New York City time, crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by the Company in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrowers agree (jointly and severally with each other Borrower, but severally and not jointly with the applicable Lenders) to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to such Loan.  If such Lender pays such amount to the Administrative Agent, then such amount (less interest) shall constitute such Lender’s Loan included in such Borrowing.  With respect to any share of a Borrowing not made available by a Lender as contemplated above, if such Lender subsequently pays its share of such Borrowing to the Administrative Agent, then the Administrative Agent shall promptly repay any corresponding amount paid by the relevant Borrower to the Administrative Agent as provided in this paragraph (including interest thereon to the extent received by the Administrative Agent); provided that such repayment to such Borrower shall not operate as a waiver or any abandonment of any rights or remedies of such Borrower with respect to such Lender.

SECTION 2.08.  Interest Elections.  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03.  Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Company, on behalf of the applicable Borrower, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or by other electronic transmission to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit F signed by the Company (on behalf of itself or the applicable Borrower) or the applicable Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Company or the Subsidiary Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Revolving Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09.  Termination and Reduction of Commitments.  (a) Unless previously terminated, all Commitments shall terminate on the Commitment Termination Date.

(b) The Company, on behalf of the Borrowers, may at any time terminate, without premium or penalty (other than, with respect to Eurocurrency Borrowings, payments that may become due under Section 2.16), the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the payment in full of the accrued and unpaid fees and (iii) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.  The Company, on behalf of the Borrowers, may from time to time reduce, without premium or penalty (other than, with respect to Eurocurrency Borrowings, payments that may become due under Section 2.16), the Commitments, provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $25,000,000 and (ii) the Company shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Credit Exposures would exceed the Total Commitment.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.  The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this paragraph at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this paragraph shall be irrevocable, provided that a notice of termination or reduction of Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or any other event, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

SECTION 2.10.  Repayment of Loans; Evidence of Debt.  (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Commitment Termination Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Commitment Termination Date and the date that is the seventh day (or if such day is not a Business Day, the next succeeding Business Day) after such Swingline Loan is made, provided that on each date that a Revolving Borrowing is made by the Company or any Subsidiary Borrower, the Company or such Subsidiary Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) [reserved].

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of any Issuing Lender and (v) the application or disbursement by the Administrative Agent of any amounts pursuant to this Agreement or any other Loan Document.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans and pay interest thereon in accordance with the terms of this Agreement.

(f) Any Lender may request that Revolving Loans made by it be evidenced by a promissory note.  In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note, substantially in the form of Exhibit I, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11.  Prepayment of Loans.  (a) The Borrowers shall have the right at any time and from time to time to prepay without premium or penalty (other than, with respect to Eurocurrency Borrowings, payments that may become due under Section 2.16) any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on each occasion that the aggregate Credit Exposures of the Lenders exceed the Total Commitment, the Borrowers shall prepay Revolving Borrowings and/or Swingline Borrowings in an aggregate amount equal to such excess; provided that if the aggregate principal amount of Revolving Borrowings and Swingline Borrowings then outstanding is less than the amount of such excess (because LC Exposure constitutes a portion thereof), the Borrowers shall deposit an amount in cash equal to such excess in the LC Collateral Account.  If the Borrowers are required to provide (and have provided the required amount of) cash collateral pursuant to this Section 2.11(b) and such excess is subsequently reduced, cash collateral in an amount equal to the lesser of (x) any such reduction and (y)

the amount of such cash collateral (to the extent not applied as set forth in Section 2.06(k)) shall be returned to the Borrowers within two Business Days after such reduction.

(c) Prior to any optional prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and the Company shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

(d) The Company, on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile or by other electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, set forth a reasonably detailed calculation of the amount of such prepayment, provided that a notice of optional prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or any other event, in which case such notice of prepayment may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans) the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

SECTION 2.12.  Fees.  (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the relevant Facility Fee Rate specified in the definition of Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the Commitment Termination Date; provided that, if such Lender continues to have any Credit Exposure after the Commitment Termination Date, then such facility fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from and including the Commitment Termination Date to but excluding the date on which such Lender ceases to have any Credit Exposure.  Accrued facility fees shall be payable in arrears on the last day of each March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date to occur after the Effective Date; provided that any facility fees accruing after the Commitment Termination Date shall be payable on demand.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the Commitment Termination Date and the date on which such Lender ceases to have LC Exposure.

(c) The relevant Borrower with respect to each Letter of Credit agrees to pay to the Issuing Lender of such Letter of Credit (i) a fronting fee, which shall accrue at a rate per annum separately agreed by the Company and such Issuing Lender, on the average daily amount of the LC Exposure attributable to such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which there ceases to be any such LC Exposure under such Letter of Credit and (ii) such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of such Letter of Credit or processing of drawings thereunder.

(d) Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the third Business Day of the calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the Commitment Termination Date and any such fees accruing after the Commitment Termination Date shall be payable on demand.  Any other fees payable to any Issuing Lender pursuant to paragraph (c) above shall be payable at the times separately agreed upon between the Company or the relevant Borrower and such Issuing Lender or otherwise within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent.

(f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, in accordance with this Section 2.12.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.  Interest.  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [reserved].

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments, provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.  Alternate Rate of Interest.  If prior to the commencement of any Interest Period for any Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their respective Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone (promptly confirmed in writing) or facsimile or by other electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Revolving Borrowing (unless prepaid) shall be converted to, or continued as, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing, provided that following the first day that such condition shall cease to exist, such Borrowings may be made as or converted to Eurocurrency Borrowings at the request of and in accordance with the elections of the applicable Borrower.

SECTION 2.15.  Increased Costs.  (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuing Lender;

(ii) subject any Lender or Issuing Lender to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes)); or

(iii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost, or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan, or in the case of clause (ii), any Loan, (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender or such Issuing Lender, as the case may be, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered to the extent resulting from any of the foregoing.

(b) If any Lender or any Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered due to such Change in Law.

(c) A certificate of a Lender or an Issuing Lender setting forth in reasonable detail calculations of the amount or amounts necessary to compensate such Lender or such Issuing Lender or their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan (or to convert any ABR Loan into a Eurocurrency Loan) on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company to replace a Lender pursuant to Section 2.19(b) or Section 9.02(c), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and reasonable expense attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate (without consideration of the Applicable Rate) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market (without consideration of the Applicable Rate).  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after the Company’s receipt thereof.

SECTION 2.17.  Taxes.  (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes, provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent (as defined below)) requires the deduction or withholding of any Indemnified Tax from any such payment (including, for the avoidance of doubt, any such deduction or withholding required to be made by the applicable Loan Party or the Administrative Agent, or, in the case of any Lender that is treated as a partnership for U.S. Federal income tax purposes, by such Lender for the account of any of its direct or indirect beneficial owners), the applicable Loan Party, the Administrative Agent, the Lender or the applicable direct or indirect beneficial owner of a Lender (any such person a “Withholding Agent”) shall make such deductions and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender, any Issuing Lender or its beneficial owner, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.

(b) Without limiting the provisions of Section 2.17(a) above, the Loan Parties shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) To the extent not paid, reimbursed or compensated pursuant to Section 2.17(a) or (b), the Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender and Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent, such Lender (or its beneficial owner) or the Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Loan Parties under any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (except for any interest, penalties, or expenses determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Administrative Agent, a Lender or the Issuing Lender, as the case may be).  A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes by the Loan Parties to a Governmental Authority pursuant to Section 2.17(a), the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Any Foreign Lender that is entitled to an exemption from or reduction of any applicable withholding tax with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.  In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine that such Lender is not -subject to backup withholding or information reporting requirements.

Notwithstanding anything to the contrary in the preceding two sentences, in the case of any withholding tax other than the U.S. Federal withholding Tax, the completion, execution and submission of such forms (other than such documentation set forth in clauses (i) through (v) of this paragraph (f) below) shall not be required if in the Foreign Lender’s judgment such completion, execution or submission would subject such Foreign Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Foreign Lender. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the U.S. is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit L to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section

881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (D) the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of  Internal Revenue Service Form W-8BEN,

(iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of such beneficial owners, or

(v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification previously delivered by such Lender pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any material respect, such Lender shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of such Lender’s legal inability to do so.

If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Each Fee Receiver hereby represents that it is a Permitted Fee Receiver and agrees to update Internal Revenue Service Form W-9 (or its successor form) or the applicable Internal Revenue Service Form W-8 (or its successor form) upon any change in such Fee Receiver’s circumstances or if such form expires or becomes inaccurate or obsolete, and to promptly notify the Company and the Administrative Agent if such Fee Receiver becomes legally ineligible to provide such form.

(h) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid by any Borrower pursuant to this Section), it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Indemnified Taxes) of the Administrative Agent, the Issuing Lender or such Lender, as the case may be, and without interest (other than any interest paid by the relevant

Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent, the Issuing Lender or such Lender, agrees to repay the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Issuing Lender or such Lender in the event the Administrative Agent, the Issuing Lender or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will any Issuing Lender or Lender be required to pay any amount to any Borrower the payment of which would place the Issuing Lender or such Lender in a less favorable net after-Tax position than the Issuing Lender or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause shall not be construed to require the Administrative Agent, the Issuing Lender or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

(i) Each party’s obligations under this Section 2.17 shall survive any assignment of rights by, or the replacement of, a Lender, termination of the Loan Documents and the repayment, satisfaction or discharge of all obligations thereunder.

(j) For purposes of Section 2.17(d) and (f), the term “Lender” includes any Issuing Lender.

SECTION 2.18.  Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, or fees or reimbursements of LC Disbursements, or of amounts payable under Section 2.15, 2.16, 2.17 or 9.03, or otherwise) at or prior to the time expressly required hereunder or under any other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York or at such other address that the Administrative Agent shall advise the Company in writing, except payments to be made directly to an Issuing Lender or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under any Loan Document shall be made in dollars.

(b) Prior to any repayment of any Borrowings hereunder (other than the repayment in full of all outstanding Borrowings on the scheduled date of such repayment), the Borrowers shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by facsimile) of such selection at the times and on the days provided in Section 2.11(d); provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings.  If a Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid (in accordance with the immediately preceding sentence) or prepaid (in accordance with Section 2.11), such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).

Each repayment or prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in such Borrowing.

(c) Any proceeds of Collateral or any other amounts received by the Administrative Agent in accordance with this Agreement or another Loan Document (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment under Section 2.11(which shall be applied in accordance with Section 2.11), or (C) amounts to be used to cash collateralize LC Exposures, or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably to the Secured Obligations as follows: first, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution), third, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations, and fourth, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payment that it receives to a Eurocurrency Loan, except (x) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (y) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16.  The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations in accordance with the terms of this Agreement.

(d) Except to the extent otherwise provided herein:  (i) each Revolving Borrowing shall be made from the Lenders, each payment of commitment fees under Section 2.12(a) shall be made for the accounts of the Lenders, and each termination or reduction of the Commitments under Section 2.09 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Revolving Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Loans by a Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans made to such Borrower and held by them; and (iv) each payment of interest on Revolving Loans by a Borrower shall be made for the accounts of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to them.

(e) [reserved].

(f) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(g) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or any LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(h) Unless the Administrative Agent shall have received notice from the Company or the relevant Borrower, prior to the date on which any payment is due to the Administrative Agent for the account of a Lender or an Issuing Lender hereunder, that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender or such Issuing Lender, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders and the Issuing Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(i) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c) or (d), 2.06(e) or (f), 2.07(b), 2.17(d), 2.18(h) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Lenders (or, following the payment of all amounts then due to the Administrative Agent, the Swingline Lender and the Issuing Lenders, to the extent the Lenders shall have funded payments to the Administrative Agent, the Swingline Lender or any Issuing Lender in respect of other such amounts, for the benefit of the other Lenders) to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.  Additional Subsidiary Borrowers.  The Company may, at any time and from time to time, designate a Domestic Subsidiary that is a wholly-owned Subsidiary of the Company or that is a Subsidiary of which the Company owns, directly or indirectly, more than 80% of the voting Equity Interests, with the prior written consent of each Lender (which consent shall not be unreasonably withheld), as a Subsidiary Borrower, in each case by delivery to the Administrative Agent of a Borrower Joinder Agreement and a Guarantor Joinder Agreement executed by such Domestic Subsidiary and by the Company, and upon such delivery such Domestic Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement.  Any Subsidiary Borrower shall continue to be a Subsidiary Borrower until the Company shall have executed and delivered to the Administrative Agent a Borrower Termination Agreement with respect to such Subsidiary Borrower, whereupon such Subsidiary Borrower shall cease to be a Subsidiary Borrower hereunder.  Notwithstanding the preceding sentence, (a) no Borrower Joinder Agreement shall become effective as to any such Domestic Subsidiary if it shall be unlawful for such Domestic Subsidiary to become a Subsidiary Borrower hereunder or for any Lender to make Loans or otherwise extend credit to such Domestic Subsidiary as provided herein and (b) no Borrower Termination Agreement shall become effective as to any Subsidiary Borrower until all Loans made to and all amounts payable by such Subsidiary Borrower in respect of LC Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under any Loan Document by such Subsidiary Borrower) shall have been paid in full, provided that such Borrower Termination Agreement shall be effective to terminate the right of such Subsidiary Borrower to request or receive further extensions of credit under this Agreement.  As soon as practicable upon receipt of a Borrower Joinder Agreement and a Guarantor Joinder Agreement, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.21.  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender (with each express reference to the term “Applicable Percentage” meaning, with respect to any Lender for purposes of this Section 2.21, the percentage of the Total Commitment disregarding any Defaulting Lender’s Commitment represented by such Lender’s Commitment):

(a) the facility fees set forth in Section 2.12(a) shall cease to accrue on the portion of the Commitment of such Defaulting Lender that is in excess of its Credit Exposure;

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders, or which is referred to in clause (i), (ii) or (iii) of Section 9.02(b), shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(k) for so long as such LC Exposure is outstanding;

(iii) if any Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this paragraph (c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this paragraph (c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this paragraph (c), then, without prejudice to any rights or remedies of the Issuing Lenders or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Lenders until such LC Exposure is cash collateralized and/or reallocated; and

(d) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrower in accordance with paragraph (c) of this Section 2.21, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with paragraph (c)(i) of this Section (and Defaulting Lenders shall not participate therein).

In the event that each of the Administrative Agent, the Company, the Issuing Lenders and the Swingline Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders that:

SECTION 3.01.  Organization; Powers.  Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Transactions and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02.  Authorization; Enforceability.  The Transactions to be entered into by each Loan Party and the execution, delivery and performance by any Loan Party of the Loan Documents have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Loan Party’s Equity Interests.  This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental

Authority, except (i) filings with any Governmental Authority necessary to perfect Liens created under the Loan Documents and (ii) such as have been obtained or made and are in full force and effect, (b) will not violate any material Requirement of Law applicable to any Borrower or any Subsidiary to the extent failure to comply with which could reasonably be expected to have a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of any Borrower or any Subsidiary, (d) will not violate or result in a material default under any material indenture, agreement or other instrument binding upon any Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any material payment to be made by any Borrower or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any material obligation thereunder and (e) will not result in the creation or imposition of any Lien (other than a Lien permitted under Section 6.02) on any asset of the Company or any Subsidiary.

SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended October 2, 2010, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended January 1, 2011 (and comparable period for the prior fiscal year).  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes and consolidated statements of stockholders’ equity in the case of the statements referred to in clause (ii) above.

(b) Since October 2, 2010, there has not occurred any event, change or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) The fair value of the assets of the Company and its Subsidiaries (both at fair valuation and at present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Company and its Subsidiaries and the Company and its Subsidiaries are able to pay all their liabilities as such liabilities mature and do not have unreasonably small capital with which to carry on their business.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 3.05.  Properties.  (a) Each Borrower and each of the Subsidiaries has good title to, or valid leasehold interests in, all the real and personal property that is material to its business, free of all Liens other than Liens permitted by Section 6.02.

(b) Each Borrower and each of the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrowers and the Subsidiaries does not infringe in any material respect upon the rights of any other Person.

SECTION 3.06.  Litigation and Environmental Matters.  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower or any Subsidiary, threatened against or affecting any Borrower or any Subsidiary (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrowers nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, registration or license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any pending or threatened claim with respect to any Environmental Liability or (iv) knows of any conditions or circumstances that could reasonably be expected to form the basis for any Environmental Liability.

SECTION 3.07.  Compliance with Laws and Agreements.  Each Borrower and each of the Subsidiaries is in compliance with (a) all material Requirements of Law applicable to it or its property except with respect to any noncompliance therewith which could not reasonably be expected to result in a Material Adverse Effect and (b) in all material respects, all indentures and material agreements and other instruments binding upon it or its property.

SECTION 3.08.  Investment Company Status.  Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or is subject to registration under such Act.

SECTION 3.09.  Taxes.  The Company and each of the Subsidiaries (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, has paid or caused to be paid all Taxes required to have been paid by it, except any Taxes that are being contested in good faith by appropriate proceedings, provided that the Company or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with Financial Accounting Standards Board Accounting Standards Codification 740, Income Taxes, and the failure to pay such Taxes could not reasonably be expected to result in a Material Adverse Effect.  No material Tax liens have been filed and no material claims are being asserted with respect to any Taxes.

SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The minimum funding standards of ERISA and the Code with respect to each Plan have been satisfied, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.  Disclosure.   None of (i) the Company’s Quarterly Report on Form 10-Q for the period ended January 1, 2011 or its Annual Report on Form 10-K for the fiscal year ended October 2, 2010, and the other filings of the Company made with the SEC in 2010 or 2011 (collectively, the “SEC Filings”) nor (ii) any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender pursuant to any Loan Document or delivered thereunder (as modified or supplemented by other information furnished by or on behalf of the Borrowers to the Administrative Agent in connection herewith), as of the date such disclosures are delivered, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered (unless otherwise updated subsequent thereto, in which case such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time updated).

SECTION 3.12.  Insurance.  Schedule 3.12 sets forth a description of all insurance (including self-insurance) maintained by or on behalf of the Loan Parties as of the Effective Date.  As of the Effective Date, all premiums due in respect of such insurance have been paid.  The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies or through self-insurance and the Company believes that such insurance maintained by or on behalf of the Loan Parties and their subsidiaries is adequate.

SECTION 3.13.  Security Interest in Collateral.  The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and, for so long as UCC financing statements or deposit account control agreements, as the case may be, with respect to such Collateral have not been terminated by the Administrative Agent (or otherwise amended by the Administrative Agent in a manner that adversely affects the Lien in favor of the Secured Parties thereby perfected), such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of Liens permitted under clauses (ii) through (v) of Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law.

SECTION 3.14.  Use of Credit.  Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 6.02, Section 6.05 or any other provision restricting the disposition or pledge of Margin Stock, or subject to any restriction on the disposition or pledge of Margin Stock contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of clauses (f) or (g) of Article VII, will be Margin Stock.

SECTION 3.15.  Labor Matters.  As of the Effective Date, there are no material strikes, lockouts or slowdowns or any other labor disputes against any Borrower or any Subsidiary pending or, to the knowledge of any Borrower or any Subsidiary, or threatened, that could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Matters).  The hours worked by and payments made to employees of the Company or any Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters except as could not reasonably be expected to have a Material Adverse Effect (other than the Disclosed Matters).  All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary, to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Matters).  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

SECTION 3.16.  Subsidiaries.  Schedule 3.16 sets forth, as of the Effective Date, (a) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries, (b) a true and complete listing of each class of authorized Equity Interests of each Borrower (other than the Company), of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable (to the extent such concepts are applicable), and owned beneficially and of record by the Persons identified on Schedule 3.16, (c) the type of entity of the Company and each of its Subsidiaries and (d) a complete and correct list of all joint ventures in which the Company or any of its Subsidiaries is a partner.  All of the issued and outstanding Equity Interests owned by any Loan Party in its Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable.

SECTION 3.17.  Event of Default.  No Default or Event of Default has occurred and is continuing.

ARTICLE IV

Conditions

SECTION 4.01.  Effective Date.  The amendment and restatement of this Agreement in this form contemplated hereby, and the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents.  The Administrative Agent (or its counsel) shall have received from each party hereto (i) a counterpart of this Agreement signed on behalf of each party hereto (or written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or by other electronic transmission of a signed signature page) that such party has signed a counterpart of this Agreement), (ii) duly executed copies of the other Loan Documents or amendments or reaffirmations thereof to be executed in connection with such amendment and restatement (or written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or by other electronic transmission of a signed signature page) that such party has signed a counterpart of such Loan Documents) and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10(f) payable to the order of each such requesting Lender and (iii) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (A) Sidley Austin LLP, counsel for the Borrowers and the Loan Parties, and (B) Read Hudson, Vice President, Associate General Counsel and Secretary of the Company, in each case covering such customary matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request and in form reasonably acceptable to the Administrative Agent.  The Company hereby requests such counsel to deliver such opinions.

(b) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(c) Officer’s Certificate.  The Administrative Agent and the Lenders shall have received a certificate, signed by a Responsible Officer of the Company, dated the Effective Date (i) stating that no Default or Event of Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects (to the extent not otherwise qualified by materiality) as of such date other than those that speak expressly to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date, (iii) confirming that the conditions set forth in paragraphs (j) and (l) of this Section are satisfied and (iv) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.

(d) Fees, Costs and Expenses.  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of a single counsel selected by the Administrative Agent and of such special and local counsel as the Administrative Agent may deem appropriate in its good faith discretion), in each case, required to be reimbursed or paid by any Loan Party under any Loan Document.

(e) Perfection Certificate; Lien Searches.  The Administrative Agent shall have received (i) a completed Perfection Certificate, dated the Effective Date, together with all attachments contemplated thereby, and (ii) the results of a recent lien search in the jurisdictions requested by the Administrative Agent based on the Perfection Certificate, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.

(f) Projections.  The Administrative Agent shall have received and shall be reasonably satisfied with (i) the Company’s most recent projected income statement, balance sheet and cash flows for each fiscal quarter through fiscal year-end 2011 and (ii) the Company’s projected sales and EBIT for each of fiscal years 2012, 2013, 2014 and 2015.

(g) Evidence of Insurance.  The Administrative Agent shall have received evidence that the insurance required by Section 5.09 is in effect to the extent relating to property, casualty, business interruption or any Collateral, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.09.

(h) Filings, Registrations and Recordings.  The Administrative Agent shall have received a certificate from a Responsible Officer certifying that (i) the Company and the Subsidiaries are, as of the Effective Date, in compliance, in all material respects, with all applicable foreign and U.S. Federal, state and local laws and regulations, including all applicable Environmental Laws, except with respect to any noncompliance therewith which could not reasonably be expected to result in a Material Adverse Effect, and (ii) all necessary material governmental and material third party approvals in connection with this Agreement shall have been obtained and shall be in effect.

(i) Compliance with Laws; Consents.  The Administrative Agent shall have received a certificate from a Responsible Officer certifying that, as of the Effective Date and other than the Disclosed Matters, there is no litigation, administrative proceeding or governmental investigation that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(j) No Litigation.  Other than the Disclosed Matters, there shall be no litigation, administrative proceeding or governmental investigation that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(k) “Know Your Customer” Requirements.  The Lenders shall have received all documentation and other information requested by the Administrative Agent and required under applicable “know your customer” rules and regulations, including all information required to be delivered pursuant to Section 9.13.

(l) Existing Credit Agreement.  All obligations under the Existing Credit Agreement (and each related loan document) required to have been paid or performed in connection with the amendment and restatement of this Agreement on the Effective Date shall have been paid in full or performed.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on March 31, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a deemed Borrowing under Section 2.18(e)), and of any Issuing Lender to issue, amend, renew or extend any Letter of Credit is subject to the receipt by the Administrative Agent of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents that are qualified by materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date of such Borrowing, or the date of such issuance, amendment, renewal or extension of such Letter of Credit, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03.  Initial Credit Event for Each Additional Subsidiary Borrower.  The obligations of the Lenders to make Loans to any Subsidiary Borrower that becomes a Subsidiary Borrower after the Effective Date in accordance with Section 2.20 are subject to the satisfaction of the following conditions:

(a) Borrower Joinder Agreement and Loan Documents.  The Administrative Agent (or its counsel) shall have received from such Subsidiary Borrower (i) a counterpart of such Subsidiary

Borrower’s Borrower Joinder Agreement signed on behalf of such Subsidiary Borrower (or written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or by other electronic transmission of a signed signature page) that such party has signed a counterpart thereof), (ii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10(f) payable to the order of each such requesting Lender and (iii) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of the date of the applicable Borrower Joinder Agreement) of counsel for such Subsidiary Borrower covering such matters relating to such Subsidiary Borrower, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request (which opinions shall be consistent with those opinions delivered to the Administrative Agent pursuant to Section 4.01(a)(iii)).

(b) Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of such Subsidiary Borrower, dated as of the date of the applicable Borrower Joinder Agreement and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is to become a party in accordance with the terms of this Agreement, (B) identify by name and title and bear the signatures of the officers of such Subsidiary Borrower authorized to sign the Loan Documents to which it is to become a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of such Subsidiary Borrower certified by the relevant authority of the jurisdiction of organization of such Subsidiary Borrower and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a long form good standing certificate for such Subsidiary Borrower from its jurisdiction of organization.

(c) Perfection Certificate; Lien Searches.  The Administrative Agent shall have received (i) a supplement to the Perfection Certificate containing the information required by the Perfection Certificate with respect to such Subsidiary Borrower, dated as of the date of the applicable Borrower Joinder Agreement, together with all attachments contemplated by the Perfection Certificate, and (ii) the results of a recent lien search in the jurisdictions requested by the Administrative Agent based on such supplement to the Perfection Certificate, and such search shall reveal no Liens on any of the assets of such Subsidiary Borrower except for Liens permitted by Section 6.02 or discharged on or prior to the date of the applicable Borrower Joinder Agreement pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.

(d) Filings, Registrations and Recordings.  Each document (including any UCC financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral of such Subsidiary Borrower described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(e)  “Know Your Customer” Requirements.  The Lenders shall have received all documentation and other information with respect to such Subsidiary Borrower requested by the Administrative Agent and required under applicable “know your customer” rules and regulations, including all information required to be delivered pursuant to Section 9.13.

(f) Loan Document Joinder Agreements.  The requirements set forth in Section 5.14 shall have been satisfied with respect to such Subsidiary Borrower, including the execution and delivery by such Subsidiary Borrower of a Guarantor Joinder Agreement to the Security Agreement (to the extent such Subsidiary Borrower is not already a party thereto).

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of the Loan Parties covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements and Other Information.  The Borrowers, or the Company on behalf of the Borrowers, will furnish to the Administrative Agent for prompt delivery to each Lender:

(a) as soon as possible, but in any event within 75 days after the end of each fiscal year of the Company, the Company’s audited consolidated balance sheet and audited consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Company’s unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Chief Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery or deemed delivery of financial statements under paragraph (a) or (b) above (or, in the case of any such delivery under paragraph (a) above, within 75 days after the end of the applicable fiscal year of the Company) a certificate of the Chief Financial Officer of the Company substantially in the form of Exhibit G certifying (i) (solely in the case of financial statements delivered pursuant to paragraph (b) above) such financial statements as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with the covenants contained in Sections 6.12 and 6.13 and, if as of the date of such financial statements the Company’s consolidated financial statements include the results of any Variable Interest Entity that is not a “Subsidiary” for purposes hereof, including a statement in sufficient detail of amounts in respect of Variable Interest Entities excluded in calculating such covenants, and (iv) stating whether any change in GAAP or in the application thereof that applies to the Company or any of its consolidated Subsidiaries has occurred since the later of the date of the Company’s most recent audited financial statements referred to in Section 3.04 and the date of the prior certificate delivered pursuant to this paragraph (c) indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

 (d) concurrently with any delivery of financial statements under paragraph (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their audit of such financial statements of any failure of the Company to comply with the terms, covenants, provisions or conditions of Section 6.12 or Section 6.13 insofar as they relate to accounting matters and, if such accounting firm has obtained such knowledge of any failure to comply, a statement as to the nature thereof (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) as soon as available, but in any event not more than 60 days subsequent to the commencement of each fiscal year of the Company, detailed consolidated financial projections for such fiscal year (including projected quarterly consolidated balance sheets, income statements and funds flow statements and the corresponding liquidity analyses in a form acceptable to the Administrative Agent and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, reports provided to S&P and Moody’s in connection with the Company’s filing of its financial statements with the SEC;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than registration statements on Form S-8 or any similar or successor form) filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to the holders of its Equity Interests generally, as the case may be;

(g) promptly after Moody’s or S&P shall have announced (i) a change in the Facility Rating or the Corporate Rating or in any rating established or deemed to have been established for any of the Covered Notes, (ii) that it shall no longer maintain a Facility Rating or a Corporate Rating, (iii) a change of its rating system or (iv) that it shall cease to be in the business of issuing credit facility ratings or corporate credit ratings, written notice of such development or rating change;

(h) promptly following any reasonable request therefor from the Administrative Agent, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of the ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or the ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrowers shall provide copies of such documents and notices promptly after receipt thereof; and

(I) promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (on behalf of any Lender) may reasonably request.

Information required to be delivered pursuant to Sections 5.01(a), (b), (f) and (g) shall be deemed to have been delivered on the date on which the Company provides notice to the Administrative Agent that such information has been posted on the SEC website on the Internet at www.sec.gov, or at another website identified in such notice and accessible by the Lenders without charge, provided that such notice may be included in a certificate delivered pursuant to Section 5.01(c).

SECTION 5.02.  Notices of Material Events.  The Company promptly will furnish to the Administrative Agent (for prompt distribution to each Lender through the Administrative Agent) written notice promptly, but in any event within five Business Days of, when any of the Chief Executive Officer, the President, the General Counsel or the Chief Financial Officer of any Borrower obtains actual knowledge of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Chief Financial Officer or another executive officer of the Company or any Subsidiary, affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a liability in excess of $50,000,000;

(d) any event, notice or circumstance or any correspondence with any Governmental Authority (including with respect to any release into the indoor or outdoor environment of any Hazardous Material that is required by any applicable Environmental Law to be reported to a Governmental Authority) which could reasonably be expected to lead to any Material Adverse Effect; and

(e) any other development (including notice of any Environmental Liability) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of the Chief Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Existence; Conduct of Business.  Each Loan Party will, and will cause its Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or other permitted disposition thereof under Section 6.05.

SECTION 5.04.  Payment of Obligations.  Each Loan Party will, and will cause its Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before such liabilities shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) no attempt is being made to effect collection, or such contest effectively suspends collection, of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.  Maintenance of Properties.  Each Loan Party will, and will cause its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06.  Books and Records; Inspection Rights.  Without limiting Sections 5.11 or 5.12 hereof, each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) in the case of each Loan Party, permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent or any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested (but no more frequently than annually unless an Event of Default exists) and all with a representative of the Company present.  The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ and their respective Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07.  Compliance with Laws.  (a) Each Loan Party will, and will cause each of its Subsidiaries to, comply with all Requirements of Law with respect to it or its property, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect or where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

(b) The Loan Parties and each of their Subsidiaries shall, and shall take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors and invitees shall, (i) be at all times in compliance with all Environmental Laws and (ii) ensure that their assets and operations are in compliance with all Environmental Laws (including with respect to any Hazardous Materials that are discharged, emitted, released, generated, used, stored, managed, transported or otherwise dealt with).  For purposes of this Section 5.07(b), noncompliance with either of subclauses (i) and (ii) shall be deemed not to constitute a breach of this covenant if upon learning of any actual or alleged noncompliance, such Loan Party shall promptly undertake reasonable efforts to achieve compliance and provided that any failure to comply with any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08.  Use of Proceeds; Letters of Credit.  The proceeds of the Loans will be used, and Letters of Credit will be issued, to finance general working capital needs and for other general corporate purposes, in each case of the Company and the Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or for the purpose of financing any unsolicited offer for the Equity Interests of any Person or any hostile acquisition.

SECTION 5.09.  Insurance.  (a) The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies or through self-insurance, (i) insurance or self-insurance in such amounts (with no greater risk retention) and against such risks as is considered adequate by the Company, in its good faith judgment, and (ii) all other insurance as may be required by law.  The Company will furnish to the Administrative Agent, upon the reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

(b) All insurance policies required under paragraph (a) of this Section 5.09, to the extent such insurance policies by their terms insure any portion of the Collateral, shall name the Administrative Agent (for the benefit of the Secured Parties) as an additional insured or as a loss payee, as applicable, and shall contain loss payable clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent, that provide that (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent or the Company, but shall in any event be promptly deposited into the Collection Account and (ii) such policy and loss payable clauses may be canceled, amended or terminated only upon at least 10 days’ prior written notice given to the Administrative Agent.

(c) If the Company or any Subsidiary shall fail to obtain any insurance as required by paragraph (a) of this Section 5.09, the Administrative Agent may obtain such insurance at the Company’s expense.  By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Company’s or such Subsidiary’s failure to maintain such insurance.

SECTION 5.10.  Governmental Authorizations.  Each Loan Party will, and will cause each of its Subsidiaries to, promptly from time to time obtain or make and maintain in full force and effect all material licenses, consents, authorizations and approvals of, and filings and registrations with, any Governmental Authority from time to time necessary under the laws of the jurisdiction in which each Loan Party is located for the making and performance by each such Loan Party of the Loan Documents.

SECTION 5.11.  Appraisals.  At any time after the first anniversary of the Effective Date and prior to a release of Liens under the Collateral Documents pursuant to Section 9.18(b), but not more than one time in any twelve month period following the first anniversary of the Effective Date, at the request of the Required Lenders, the Loan Parties will provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations.  For purposes of this Section 5.11, it is understood and agreed that a single appraisal may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets.  All such appraisals shall be commenced upon reasonable notice to the Company and performed during normal business hours of the Company, and all reasonable out-of-pocket costs of such appraisals shall be at the sole expense of the Required Lenders.

SECTION 5.12.  Field Examinations.  At any time after the first anniversary of the Effective Date and prior to a release of Liens under the Collateral Documents pursuant to Section 9.18(b), but not more than one time in any twelve month period following the first anniversary of the Effective Date, at the request of the Required Lenders, the Loan Parties will permit, upon reasonable notice, the Administrative Agent to conduct a field examination of the Collateral and related reporting and control systems.  For purposes of this Section 5.12, it is understood and agreed that a single field examination may be conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets.  All such field examinations shall be commenced upon reasonable notice to the Company and performed during normal business hours of the Company, and all reasonable out-of-pocket costs of such field examinations shall be at the sole expense of the Required Lenders.

SECTION 5.13.  Casualty and Condemnation.  The Borrowers (a) will furnish to the Administrative Agent (for delivery to the Lenders) prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding, in either case, to the extent the value of the Collateral affected thereby exceeds $25,000,000, and (b) will ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

SECTION 5.14.  Additional Collateral; Further Assurances.  (a) Subject to applicable law, the Borrowers and each Subsidiary that is a Loan Party may at its election cause any of its Domestic Subsidiaries, and shall (within 30 days after the formation or acquisition, or determination that a Subsidiary is a Subsidiary, or designation of a Subsidiary as a Subsidiary Borrower, or such longer period as may be agreed to by the Administrative Agent) cause each of its Domestic Subsidiaries formed or acquired after the Effective Date, or any Subsidiary designated as a Subsidiary Borrower, in accordance with the terms of this Agreement, to (A) become a Loan Party by executing, as applicable, a Borrower Joinder Agreement or a Guarantor Joinder Agreement and (B) execute and deliver such amendments, supplements or documents of accession to any Collateral Documents as the Administrative Agent deems necessary for such Subsidiary to grant to the Administrative Agent (for the benefit of the Secured Parties) a perfected first priority security interest in the Collateral described in such Collateral Document with respect to such Subsidiary, subject only to Liens permitted under Section 6.02.  Upon execution and delivery of such documents and agreements, each such Person (i) shall automatically become a Guarantor of the Secured Obligations under the Security Agreement and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity and as a Loan Party under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Secured Parties, in any property of such Loan Party which constitutes Collateral.  The requirements of this clause (a) shall not be required to be satisfied with respect to Tyson Delaware Holdings, LLC, Provemex Holdings, LLC, and any SPE Subsidiary or to any other Subsidiary (1) that is subject to any legal or, in the case of any special purpose or limited purpose entity, any contractual restriction preventing or prohibiting it from satisfying such requirement, (2) that is a Subsidiary of a Foreign Subsidiary, (3) that is a Variable Interest Entity or (4) with respect to which the Administrative Agent determines that the cost of satisfaction of such requirement with respect thereto exceeds the value afforded thereby (and any such Subsidiary that does not so satisfy the terms of this Section 5.14(a) shall not become a Loan Party and/or a Loan Party hereunder).

(b) Subject to the limitations set forth in the Security Agreement, the Company will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to carry out the terms and conditions of this Agreement and the other Loan Documents, and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

SECTION 5.15.  Control Agreements.  (a) Each Borrower will, and the Company will cause each applicable Loan Party to, (i) maintain the Deposit Account Control Agreements required to be provided pursuant to the Security Agreement and (ii) maintain the Collection Account with the Administrative Agent.

(b) The Company shall determine the aggregate balance of cash and Permitted Investments of all Loan Parties in accounts (other than (i) each deposit account, the funds in which are used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation, pension benefits and similar expenses, (ii) each deposit account used, in the ordinary course of business, solely for daily accounts payable and that has an ending daily balance of zero and (iii) each account all the cash and Permitted Investments contained in which are subject to a Lien permitted under Section 6.02(a)(xiii)) not subject to Deposit Account Control Agreements or other appropriate control agreements in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, on the last day of each fiscal quarter, and if such aggregate balance shall at any time of determination exceed $25,000,000, the Company shall promptly eliminate such excess from such accounts or shall within 30 days enter, or cause the applicable Loan Parties to enter, into one or more Deposit Account Control Agreements or other appropriate control agreements in favor of the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent so that there shall not thereafter be any such excess.

(c) The Company shall ensure that cash and Permitted Investments of the Company, taken together with all other Collateral owned directly by the Company, shall not at any time exceed the lesser of (i) $250,000,000 and (ii) the maximum amount of Tyson Indenture Restricted Obligations that can, at such time, be secured by Tyson Restricted Collateral without any requirement under Section 4.3 of the Tyson Indenture that the Tyson Notes be ratably secured by such Tyson Restricted Collateral (each capitalized but undefined term in this clause (c) having the meaning assigned thereto in the Security Agreement).

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of the Loan Parties covenants and agrees with the Lenders that:

SECTION 6.01.  Indebtedness.  No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents;

(ii) the Senior Notes and Guarantees thereof by the Subsidiary Loan Parties and Refinancing Indebtedness in respect thereof;

(iii) Indebtedness existing on the Effective Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof, and Indebtedness of Subsidiaries that are not Loan Parties owing to Loan Parties and incurred to fund Investments identified on Schedule 6.04 as “Committed and Pending Investments” in a principal amount for each such incurrence not to exceed the amount of the Investment being so funded;

(iv) Indebtedness of a Borrower to any Subsidiary or any other Borrower and of any Subsidiary to a Borrower or any other Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any other Person (other than a Borrower or any Subsidiary (other than the Company)), (B) any such Indebtedness owing by any Loan Party shall be subordinated to the Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent, and (C) immediately after giving effect to the incurrence of any such Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party, the Non-Loan Party Activities Basket Usage shall be not more than the Non-Loan Party Activities Basket;

(v) Guarantees by a Borrower of Indebtedness of any Subsidiary or any other Borrower and by any Subsidiary of Indebtedness of a Borrower or any other Subsidiary; provided that (A) the Indebtedness so guaranteed shall not otherwise be prohibited by this Section, (B) immediately after giving effect to the incurrence of any Guarantee by a Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party, the Non-Loan Party Activities Basket Usage shall be not more than the Non-Loan Party Activities Basket, and (C) except for the Obligations and the Senior Notes, no Subsidiary shall Guarantee any Indebtedness that is existing on the Effective Date, except to the extent such Indebtedness has been Guaranteed by such Subsidiary prior to the date hereof and no Subsidiary shall Guarantee any Indebtedness incurred in reliance on paragraph (xviii) of this Section;

(vi) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets, and Refinancing Indebtedness in respect thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness incurred in reliance on this clause (vi), taken together with the aggregate amount of Sale/Leaseback Transactions consummated in reliance on paragraph (a) of Section 6.06, at any time outstanding shall not exceed $100,000,000;

(vii) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition, and Refinancing Indebtedness in respect thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $200,000,000 at any time outstanding and (C) neither the Company nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged or consolidated or that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness;

(viii) performance bonds, bid bonds, surety bonds, appeal bonds, completion Guarantees and similar obligations, in each case provided in the ordinary course of business or in connection with the enforcement of rights or claims of any Loan Party or its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default;

(ix) Indebtedness owed to any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(x) Indebtedness under Swap Agreements permitted under Section 6.07;

(xi) Capital Lease Obligations in connection with Sale/Leaseback Transactions permitted under Section 6.06;

(xii) Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfers of funds;

(xiii) Indebtedness of Foreign Subsidiaries and Guarantees by the Company thereof not to exceed $500,000,000 at any time outstanding;

(xiv) Indebtedness consisting of indemnification, adjustment of purchase price, earnout or similar obligations (and Guarantees of such Indebtedness), in each case, incurred in connection with the disposition of any business, assets or a Subsidiary of the Company, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Subsidiary prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum aggregate liability in respect of all such Indebtedness shall not exceed the gross proceeds, including the fair market value of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time such proceeds are received and without giving effect to any subsequent changes in value), actually received by the Company and the Subsidiaries in connection with such disposition;

(xv) (A) Guarantees by Foreign Subsidiaries of foreign third party grower obligations incurred in the ordinary course of business in an aggregate amount outstanding at any time, taken together with the grower obligations referred to in clause (B), not to exceed $500,000,000; provided that each such Guarantee incurred by a Foreign Subsidiary shall be solely in respect of obligations of its own growers or the growers of a Subsidiary that is organized under the laws of the same nation as such Foreign Subsidiary; (B) Guarantees by any Loan Party of foreign third party grower obligations incurred in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $100,000,000; and (C) Guarantees by any Loan Party of the obligations of third party growers located in the United States incurred in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $200,000,000;

(xvi) customer deposits and advance payments received in the ordinary course of business and consistent with past practices from customers for goods purchased in the ordinary course of business;

(xvii) [reserved];

(xviii) other Indebtedness of the Company having no scheduled principal payments or prepayments prior to the Commitment Termination Date (assuming the effectiveness of the extension thereof contemplated by the proviso thereof); provided that (A) at the time such Indebtedness is incurred no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) immediately after giving effect to the incurrence of any Indebtedness under this clause (xviii), (1) if such Indebtedness is secured by a Lien on any asset of the Company or any Subsidiary, the Secured Debt Basket Usage shall be not more than $500,000,000, and (2) unless such Indebtedness is incurred on a day when the Company satisfies the Ratings Test, the General Debt Basket Usage shall be not more than $1,000,000,000;

(xix) Securitization Transactions the aggregate amount (as determined in accordance with the second sentence of the definition of Securitization Transaction) of which shall not exceed $750,000,000 at any time outstanding, provided that as of the date of the establishment of any Securitization Transaction (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) the Company has Corporate Ratings of at least Baa3 from Moody’s and at least BBB- from S&P, in each case with stable outlook or better;

(xx) Indebtedness owing by any SPE Subsidiary to the Company or any other Subsidiary to the extent that such intercompany Indebtedness has been incurred to finance, in part, the transfers of accounts receivable and/or payment intangibles, interests therein and/or related assets and rights to such SPE Subsidiary in connection with a Securitization Transaction permitted pursuant to clause (xix) above; and

(xxi) other Indebtedness not to exceed $100,000,000 at any time outstanding.

SECTION 6.02.  Liens.  (a) No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) any Lien on any asset of any Borrower or any Subsidiary existing on the Effective Date and set forth on Schedule 6.02 (including any Lien that attaches by law to the proceeds thereof); provided that (A) such Lien shall not apply to any other property or asset of any Borrower or any Subsidiary and (B) such Lien shall secure only those obligations that it secures on the Effective Date or, with respect to any such obligations that shall have been extended, renewed or refinanced in accordance with Section 6.01, Refinancing Indebtedness in respect thereof;

(iv) any Lien existing on any asset (other than Accounts and Inventory of any Loan Party), including any Lien that attaches by law to the proceeds thereof, prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset (other than Accounts and Inventory of any Loan Party), including any Lien that attaches by law to the proceeds thereof, of any Person that becomes a Subsidiary or is merged or consolidated with any Borrower or any Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or is so merged or consolidated securing Indebtedness permitted under Section 6.01(vii); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other asset of such Borrower or Subsidiary or any other Borrower or Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary, as the case may be, or, with respect to any such obligations that shall have been extended, renewed or refinanced in accordance with Section 6.01, Refinancing Indebtedness in respect thereof;

(v) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary, including any Lien that attaches by law to the proceeds thereof; provided that (A) such Liens secure Indebtedness permitted by clause (vi) of Section 6.01, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and any financing costs associated therewith and (D) such Liens shall not apply to any other property or asset of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(vi) in connection with the sale or transfer of all the Equity Interests in a Subsidiary in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(vii) in the case of any Subsidiary that is not a wholly-owned Subsidiary, any put and call arrangements, drag-along and tag-along rights and obligations, and transfer restrictions related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(viii) any Lien on assets of any Foreign Subsidiary; provided that (A) such Lien shall not apply to any Collateral or any other assets of any Borrower or any Domestic Subsidiary and (B) such Lien shall secure only Indebtedness or other obligations of such Foreign Subsidiary, or any other Foreign Subsidiary organized under the laws of the same nation as such Foreign Subsidiary, permitted hereunder;

(ix) reservations, limitations, provisos and conditions expressed in any original grant from any federal Canadian Governmental Authority (in the case of Subsidiaries organized under the laws of Canada);

(x)  Liens arising under operating leases which are subject to the Personal Property Security Act (Alberta);

(xi) Liens on assets of the Company not included in the Collateral securing Indebtedness incurred on a secured basis in reliance on Section 6.01(xviii), subject (except at any time following the release of the Liens of the Collateral Documents on the Collateral pursuant to Section 9.18(b)) to the execution of an intercreditor agreement satisfactory to the Administrative Agent in its Permitted Discretion in the case of any Lien on any asset relating to any Collateral;

(xii) Liens arising out of the Sale/Leaseback Transactions permitted pursuant to Section 6.06;

(xiii) Liens on cash or Permitted Investments of the Company or any Subsidiary securing obligations of the Company or any Subsidiary under Swap Agreements permitted under Section 6.07; provided that no cash or Permitted Investment shall be made subject to such a Lien if after giving effect thereto, the aggregate amount of cash and Permitted Investments subject to such Liens in reliance on this Section 6.02(a)(xiii) would be in excess of $250,000,000;

(xiv) sales or other transfers of accounts receivable, payment intangibles and related assets pursuant to, and Liens existing or deemed to exist in connection with, Securitization Transactions permitted under Section 6.01(xix); and

(xv) other Liens on assets not included in the Collateral securing Indebtedness or other obligations in an aggregate principal amount not to exceed $100,000,000 at any time outstanding.

(b) Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Collateral (or, at any time following a release of Liens pursuant to Section 9.18(b), other than pursuant to a Securitization Transaction, to any asset that would have been included in the Collateral had such release not occurred) other than Permitted Liens in respect of such Collateral.

SECTION 6.03.  Fundamental Changes; Business Activities.  (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or transfer all or substantially all its assets to any Person, or liquidate or dissolve (other than any Excluded Transfer), except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Borrower or any Subsidiary of a Borrower (other than the Company) may merge into or transfer all or substantially all its assets to a Borrower (other than the Company) in a transaction in which a Borrower (other than the Company) is the surviving or acquiring entity, (ii) any Subsidiary (other than a Borrower) or any Person acquired in a transaction permitted under Section 6.04 may merge into or consolidate with, or transfer all or substantially all its assets to, any Subsidiary in a transaction in which the surviving or acquiring entity is a Subsidiary (and, if any party to such merger or consolidation is a Loan Party, is a Loan Party) and any special purpose Subsidiary formed for the purpose of effecting an acquisition and not conducting any business or holding assets other than de minimis assets may merge into or consolidate with any Person to be acquired in a transaction permitted under Section 6.04, (iii) any Subsidiary (other a Loan Party) may merge into or consolidate with or transfer all or substantially all its assets to any Person in a transaction permitted under Section 6.05 in which the surviving or acquiring entity is not a Subsidiary, (iv) any Subsidiary (other than a Loan Party) may merge into or consolidate with or transfer all or substantially all its assets to the Company in a transaction in which the surviving or acquiring entity is the Company, and (v) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation or transfer of all or substantially all assets involving a Person that is not a wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted by Section 6.04.

(b) No Loan Party will, nor will it permit any of its Subsidiaries to, engage, to any material extent, in any business other than (i) the production, marketing and distribution of food products, any related food or agricultural products, processes or business, the production, marketing and distribution of renewable fuels, neutraceuticals, biotech products and other renewable products (or by-products), any other business in which the Company or any Subsidiary was engaged on the Effective Date, and any business related, ancillary or complementary to the foregoing, (ii) transfers to and agreements with SPE Subsidiaries relating to Securitization Transactions and (iii) in the case of SPE Subsidiaries, Securitization Transactions and transactions incidental or related thereto.

SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.  No Loan Party will, nor will it permit any of its Subsidiaries to, purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a Loan Party and a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, or assets acquired other than in the ordinary course of business that, following the acquisition thereof, would constitute a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, except:

(a) Permitted Investments;

(b) Investments existing on the Effective Date and set forth on Schedule 6.04 as “Existing Investments” (but not any additions thereto (including any capital contributions) made after the date hereof) and Investments set forth on Schedule 6.04 as “Committed or Pending Investments” (but not any additions thereto (including any capital contributions) other than as expressly set forth on Schedule 6.04 or as otherwise permitted pursuant to other subsections of Section 6.04);

(c) Investments by the Loan Parties and the Subsidiaries in Equity Interests in any Subsidiary; provided that (i) such Subsidiary is a Subsidiary prior to such Investments and (ii) immediately after giving effect to each such Investment by a Loan Party in any Subsidiary that is not a Loan Party, the Non-Loan Party Activities Basket Usage shall be not more than the Non-Loan Party Activities Basket;

(d) loans or advances made by a Borrower to any Subsidiary or made by any Subsidiary to a Borrower or any other Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(iv) (without regard to clause (C) of the proviso thereto) and (ii) immediately after giving effect to each such Investment by a Loan Party in any Subsidiary that is not a Loan Party, the Non-Loan Party Activities Basket Usage shall be not more than the Non-Loan Party Activities Basket;

(e) Guarantees by any Borrower or any Subsidiary of Indebtedness or other obligations of any Borrower or any Subsidiary; provided that (i) a Subsidiary shall not Guarantee the Senior Notes unless such Subsidiary has Guaranteed the Obligations pursuant to the Security Agreement, (ii) any such Guarantee constituting Indebtedness is permitted by Section 6.01, (iii) a Subsidiary that has not Guaranteed the Obligations pursuant to the Security Agreement shall not Guarantee any Indebtedness or other obligations of any Loan Party and (iv) immediately after giving effect to each such Investment by a Loan Party in any Subsidiary that is not a Loan Party, the Non-Loan Party Activities Basket Usage shall be not more than the Non-Loan Party Activities Basket;

(f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g) Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(h) Investments in the form of Swap Agreements permitted by Section 6.07;

(i) payroll, travel and similar advances to directors and employees of any Loan Party or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(j) loans or advances to directors, officers and employees of the Company or any Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $10,000,000;

(k) [reserved];

(l) Guarantees permitted pursuant to clauses 6.01(i), (iii), (vi), (vii), (xi), (xiii), (xiv) and (xv);

(m) Investments made in the ordinary course of its business by or on behalf of any captive insurance company or retirement plan, including Tyson International Company, Ltd., Doskocil Food Service Company Pension Plan, Pension Plan for Hourly Employees of Continental Deli Foods, Inc., The Cobb Pension Scheme, Trust Under Retirement Income Plan of IBP, Inc., Retirement Income Plan of IBP, Inc. or Executive Savings Plan of Tyson Foods, Inc. and any successor or assign of the foregoing);

(n) Permitted Acquisitions;

(o) Permitted Non-Loan Party Acquisitions;

(p) Investments arising or made under Securitization Transactions permitted under Section 6.01(xix); and

(q) other Investments and acquisitions; provided that, at the time each such Investment or acquisition is purchased, made or otherwise acquired and after giving effect thereto, the Non-Loan Party Activities Basket Usage shall be not more than the Non-Loan Party Activities Basket.

SECTION 6.05.  Asset Sales.  No Loan Party will, nor will it permit of its Subsidiaries to, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Loan Party permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary (other than to a Borrower or any other Subsidiary in compliance with Section 6.03 or 6.04), except:

(a) sales, transfers, leases and other dispositions of Inventory, farm products, used or surplus equipment, cash and Permitted Investments, in each case in the ordinary course of business;

(b) sales, transfers, leases and other dispositions to a Borrower or a Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;

(c) sales to effect Sale/Leaseback Transactions permitted by Section 6.06;

(d) Restricted Payments permitted by Section 6.08;

(e) sales or other dispositions of documents of title in the ordinary course of business with respect to sales of Inventory to foreign customers;

(f) any Excluded Transfer;

(g) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(h) dispositions resulting from any casualty or insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;

(i) dispositions of Permitted Investments in the ordinary course of business;

(j) in the case of each Person referred to in Section 6.04(m), dispositions of Investments in the ordinary course of its business;

(k) sales, transfers, leases and other dispositions of assets that are not permitted by any other paragraph of this Section; provided that (i) the aggregate fair market value of all assets sold, transferred, leased or otherwise disposed of in reliance on this paragraph shall not (A) during any 12-month period, exceed $300,000,000, and (B) during the term of this Agreement, exceed 5% of consolidated total assets of the Company as set forth in the most recent consolidated balance sheet of the Company delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) at the time of any proposed disposition to be made in reliance on this paragraph (k), and (ii) such assets shall not include Collateral other than Collateral owned by a Subsidiary all the assets of which, or all the Equity Interests in which, are disposed of as part of the same transaction; and

(l) sales, transfers and other dispositions of accounts receivable, payment intangibles and related assets pursuant to Securitization Transactions permitted under Section 6.01(xix) or (xx);

provided that all transfers, leases or dispositions permitted hereby (other than those permitted by paragraphs (b), to the extent the applicable transaction is solely among the Loan Parties, and (d) above) shall be made for fair value and (other than (1) those permitted by paragraphs (a), to the extent the applicable transaction relates to Permitted Investments, (b), (c), (d), (g), (i) and (j) and (2) other dispositions of assets having in the aggregate for all such dispositions during the term of this Agreement taken together a fair value that is less than $50,000,000) for at least 75% cash consideration.

Notwithstanding the foregoing, (a) no such sale or transfer of any Equity Interests in any Subsidiary shall be permitted unless (i) such Equity Interests constitute all the Equity Interests in such Subsidiary held by the Loan Party and the Subsidiaries and (ii) immediately after giving effect to such transaction, the Company and the Subsidiaries shall otherwise be in compliance with Section 6.04, and (b) no sale or transfer of any Intellectual Property (as defined in the Security Agreement) shall be made that would result in the loss by the Company of the free and unconditional use of the Tyson name or prevent, delay, hinder or increase the cost of the Administrative Agent’s exercise of its rights under the license to Intellectual Property granted under the Security Agreement (it being understood that (1) this clause (b) is not intended to prevent the grant of any license or Lien on Intellectual Property so long as all rights necessary to enable the Administrative Agent to exercise its rights in respect of the Collateral are reserved and (2) at all times after the release of the Collateral pursuant to Section 9.18(b) this clause (b) shall be read as if the Collateral had not been so released).

SECTION 6.06.  Sale/Leaseback Transactions.  No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any Sale/Leaseback Transaction except (a) any such Sale/Leaseback Transaction that is made for cash consideration in an amount not less than the fair value of the related fixed or capital asset and is consummated within 180 days after such Borrower or such Subsidiary acquires or completes the construction of the related fixed or capital asset, provided that the aggregate amount of Sale/Leaseback Transactions consummated in reliance on this clause (a), taken together with the aggregate principal amount of Indebtedness incurred in reliance on clause (vi) of Section 6.01, at any time outstanding shall not exceed $100,000,000, (b) Sale/Leaseback Transactions in respect of the Company’s headquarters located at 2200 Don Tyson Parkway, Springdale, Arkansas 72762, the Discovery Center located at 3436 Cambridge Street, Springdale, Arkansas 72764, and TFM’s headquarters located at 800 Stevens Port Drive, Dakota Dunes, South Dakota 57049, in an aggregate amount for all Sale/Leaseback Transactions consummated in reliance on this clause (b) not to exceed $150,000,000 and (c) other Sale/Leaseback Transactions; provided that immediately after giving effect to the consummation thereof the General Debt Basket Usage shall be not more than $1,000,000,000 and the Secured Debt Basket Usage shall be not more than $500,000,000.

SECTION 6.07.  Swap Agreements.  No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which a Borrower or a Subsidiary has actual exposure (as opposed to fluctuations in the value of the Equity Interests or Indebtedness of the Loan Parties or any Subsidiary) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability, Indebtedness or investment of a Borrower or any Subsidiary.

SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.   (a) No Loan Party will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) each Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests (but not liquidating distributions to the Company), ratably to the holders of such Equity Interests, (ii) the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Company, (iii) the Company may pay dividends payable solely in common Equity Interests of the Company, and (iv) so long as no Default shall have occurred and be continuing, the Company may declare and pay dividends on, redeem, purchase or acquire, or make other distributions with respect to, its Equity Interests in amounts not exceeding Consolidated Net Income Available for Restricted Payments.

(b) No Loan Party will, nor will it permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

(i) payments of or in respect of Indebtedness created under the Loan Documents;

(ii) regularly scheduled interest and principal payments (and payments made in respect of conversions of convertible notes made in connection with the satisfaction of pricing triggers in respect of the common stock of the Company or in respect of the relationship between the pricing of such common stock and the pricing of such convertible notes) as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness with Refinancing Indebtedness to the extent permitted by Section 6.01;

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness in transactions permitted hereunder;

(v) prepayments or repurchases by any Foreign Subsidiary of the Indebtedness of such Foreign Subsidiary or the Indebtedness of any other Foreign Subsidiary organized under the laws of the same nation as such Foreign Subsidiary;

(vi) payment of Indebtedness owed to any Loan Party;

(vii) prepayments or repurchases of the 2011 Notes, the 2013 Notes or the Senior Notes so long as (A) no Default shall have occurred and be continuing and (B) either (1) after giving effect to such prepayment or repurchase, no Loan shall be outstanding, or (2) the Company has

Corporate Ratings of at least Baa3 from Moody’s and at least BBB- from S&P, in each case with stable outlook or better;

(viii) prepayments or repurchases of any Indebtedness other than the 2011 Notes, the 2013 Notes or the Senior Notes so long as (A) no Default shall have occurred and be continuing, (B) either (1) after giving effect to such prepayment or repurchase, no Loan shall be outstanding, or (2) the Company has Corporate Ratings of at least Baa3 from Moody’s and at least BBB- from S&P, in each case with stable outlook or better, and (C) the Company reasonably expects that after giving effect to such prepayment or repurchase, the Loan Parties shall have unrestricted domestic cash in an amount not less than the aggregate principal amount of Indebtedness becoming due (or in respect of which offers to purchase will be required to be made) during the 12-month period commencing with the day on which such prepayment or repurchase is to be made (it being understood that for purposes of determining the aggregate amounts of such cash and of such Indebtedness, to the extent Indebtedness is defeased or effectively defeased pursuant to its terms or otherwise (including pursuant to the establishment of the Senior Notes Account), such defeased or effectively defeased Indebtedness and all cash used to effect such defeasance or effective defeasance (including all amounts contained in the Senior Notes Account) shall be disregarded); and

(ix) payment of Indebtedness outstanding under any Securitization Transaction to the extent made with the proceeds of collections on accounts receivable, payment intangibles and related assets that are subject to such Securitization Transaction (or to the extent made pursuant to customary securitization undertakings).

SECTION 6.09.  Transactions with Affiliates.  No Loan Party will, nor will it permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) the Excluded Transfers, (e) investment transactions with captive insurance companies and retirement plans in the ordinary course of business, (f) transactions between or among Subsidiaries that are not Loan Parties, (g) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of such Borrower or such Subsidiary entered in the ordinary course of business, (h) Indebtedness incurred in reliance on Section 6.01(iii), (iv) or (v), (i) Guarantees expressly permitted under Section 6.01 or 6.04, (j) any Investment made in reliance on Section 6.04(c), (d), (e), (i) or (j), or (k) customary securitization agreements with any SPE Subsidiary in connection with the establishment or maintenance of any Securitization Transaction.

SECTION 6.10.  Restrictive Agreements.  No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans, advances or Investments to a Borrower or a Subsidiary or to Guarantee Indebtedness of a Borrower or a Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions imposed by the Senior Notes Documents or any agreement or document governing or evidencing Refinancing Indebtedness in respect of the Senior Notes permitted under clause (iii) of Section 6.01, provided that the restrictions and conditions contained in any such agreement or document are not less favorable to the Lenders than the restrictions and conditions imposed by the Senior Notes Documents, (C) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary (other than any Subsidiary Loan Party), restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and its Subsidiaries and to any Equity Interests in such Subsidiary and its Subsidiaries, and (E) restrictions or conditions (i) imposed on any SPE Subsidiary in connection with any Securitization Transaction or (ii) otherwise relating to any SPE Subsidiary, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Subsidiary and its Subsidiaries, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder, or (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted under clause (vii) of Section 6.01 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary and its Subsidiaries, or (C) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01(xiii), provided that such restrictions and conditions apply only to Foreign Subsidiaries.

SECTION 6.11.  Amendment of Material Documents.  No Loan Party will, nor will it permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) any Senior Notes Document, (b) any agreement or instrument governing or evidencing any Covered Notes or (c) its certificate of incorporation, bylaws or other organizational documents, in each case to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders.

SECTION 6.12.  Interest Expense Coverage Ratio.  The Loan Parties will not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for any period of four consecutive fiscal quarters to be less than 3.00 to 1.00.

SECTION 6.13.  Leverage Ratio.  The Loan Parties will not:

(a) permit the Leverage Ratio to be more than 3.50 to 1.00 as of the last day of any fiscal quarter that does not occur during a Special Period (as defined below); or

(b) permit the Leverage Ratio to be more than 4.00 to 1.00 as of the last day of any fiscal quarter that does occur during a Special Period.

A “Special Period” shall mean each period commencing with a fiscal quarter during which a Designated Acquisition is consummated and ending on the day immediately following the fourth fiscal quarter end date following the date on which such Designated Acquisition is consummated, provided that following the commencement of any Special Period no other Special Period may occur until such Special Period shall have ended and the Leverage Ratio shall have been 3.50 to 1.00 or less as of the last day of not less than two successive fiscal quarters thereafter.

SECTION 6.14.  Changes in Fiscal Periods.  No Loan Party will change its fiscal year or change its method of determining fiscal quarters.

ARTICLE VII

Events of Default

If any of the following events (any such event, an “Event of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligations in respect of any LC Disbursement when and as the same shall become due and payable;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days or more;

(c) any representation, warranty or statement made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any representation, warranty or statement qualified by materiality, in any respect) when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to any Loan Party’s existence) or 5.08 or in Article VI of this Agreement;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and, except as otherwise provided in such Loan Document, such failure shall continue unremedied for a period of 30 days after notice thereof from any Lender or the Administrative Agent to the Company;

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after the expiration of any applicable grace periods;

(g) any event or condition occurs (including the triggering of any change in control or similar event with respect to the Company) that results in any Material Indebtedness becoming due prior to its scheduled maturity or the effect of which default or other event or condition is to cause, or to permit the holder or holders of any Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due prior to its scheduled maturity or to require, with the giving of notice if required, any Material Indebtedness to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement); or there shall occur any event that constitutes a default, amortization event, event of termination or similar event under or in connection with any Securitization Transaction that is Material Indebtedness, or the Company or any other Subsidiary shall fail to observe or perform any term, covenant, condition or agreement contained in or arising under any such Securitization Transaction, if, as a result of such event or failure, the lenders or purchasers thereunder or any agent acting on their behalf shall cause or be permitted to cause (with or without the giving of notice, the lapse of time or both) such Securitization Transaction or the commitments of the lenders or purchasers thereunder to terminate or cease to be fully available;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) bankruptcy, liquidation, winding up, dissolution, reorganization, examination, suspension of general operations or other relief in respect of a Loan Party or any Material Subsidiary or its debts, or of a substantial part of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 90 days or more or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against any Loan Party, any Subsidiary of a Loan Party or any combination thereof and the same shall remain unpaid or undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, is reasonably likely to have a Material Adverse Effect;

(m) any Loan Document shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party;

(n) a Change in Control shall occur;

(o) the Security Agreement shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of the Security Agreement, or any Loan Party shall deny that it has any further liability under the Security Agreement to which it is a party, or shall give notice to such effect; or

(p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect, then, and in every such event (other than an event with respect to any Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Loan Parties, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; and in case of any event with respect to any Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.  Upon the occurrence and continuance of any Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or believed by the Administrative Agent in good faith to be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or believed by the Administrative Agent in good faith to be necessary) or in the absence of its own gross negligence or wilful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness, genuineness or accuracy of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any representation, notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts, other than to the extent a court of competent jurisdiction determines by final and nonappealable judgment liability to have resulted from the gross negligence or wilful misconduct of the Administrative Agent.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time upon notice to the Lenders and the Company.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company in the absence of a continuing Event of Default, to appoint a successor.  If no successor shall have been so appointed by the Company and the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent that shall be a commercial bank with an office in New York, New York, or an Affiliate of any such commercial bank, in either case, acceptable to the Company in the absence of a continuing Event of Default (such acceptance not to be unreasonably withheld or delayed).  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all its duties and obligations under the Loan Documents.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Company and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Each Lender hereby authorizes and directs the Administrative Agent to enter into and perform each intercreditor agreement contemplated by Section 6.02(a)(xi).

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or by other electronic transmission, as follows:

(i) if to any Loan Party, to the Company at:

2200 Don Tyson Parkway
Springdale, Arkansas 72762
Attention: Matt Ellis
Telecopy No.: (479) 757-6875
email:  matt.ellis@tyson.com

with a copy to:

2200 Don Tyson Parkway
Springdale, Arkansas 72762
Attention: R. Read Hudson
Telecopy No.: (479) 757-6563
email:  read.hudson@tyson.com

(ii) if to the Administrative Agent or the Swingline Lender, to:

JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attention: Loan and Agency Services Group
Telecopy No.: (713) 750-2782

with a copy to:

JPMorgan Chase Bank, N.A.
383 Madison Avenue,
New York, NY 10179
Attention:  Lauren Baker
Telecopy No.: (212) 270-3756
email: lauren.m.baker@jpmorgan.com; and

(iii) if to any other Lender or Issuing Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile or by other electronic transmission shall be deemed to have been given when confirmed by telephone, facsimile or email, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of such change by a Lender, by notice to the Company and the Administrative Agent).  Notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Company (on behalf of itself and the other Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02.  Waivers; Amendments.  (a) No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of such Default at the time.  No notice to or demand on the Company or any Loan Party in any case shall entitle the Company or any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce or forgive the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change the order of payments specified in Section 2.18(c) or change Section 2.18(f) or (g) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments), or (vi) permit any Loan Party to assign its rights hereunder, release any Loan Party from its Guarantee under the Security Agreement (except as expressly provided in the Security Agreement or this Agreement) or limit its liability in respect of such Guarantee, or (other than as contemplated by Section 9.18(b)) release all or substantially all the Collateral from the Liens of the Collateral Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Lender or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Lender or the Swingline Lender, as the case may be.  The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of each Lender or each affected Lender, if the consent of Lenders having Credit Exposures and unused Commitments representing at least 66% of the sum of the total Credit Exposure and unused Commitments at such time shall be obtained (calculated after excluding the Credit Exposures and Commitments of any Defaulting Lenders), but the consent to such Proposed Change of other Lenders whose consent is required shall not be obtained (any such Lender whose consent is necessary but has not been obtained being referred to as a “Non-Consenting Lender”), then, the Borrowers may, at their sole expense and effort, upon notice to any such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee acceptable to the Company that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Company shall have received the prior written consent to such assignment of the Administrative Agent, each Issuing Lender and the Swingline Lender, which consent shall not unreasonably be withheld or delayed, (ii) after giving effect to such assignment (and any simultaneous assignments by other Non-Consenting Lenders), sufficient consents shall have been obtained to effect such Proposed Change, (iii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Loan Parties (in the case of all other amounts) and (iv) the Loan Parties or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)The Borrowers shall pay (i) all reasonable out-of-pocket expenses (including expenses incurred in connection with due diligence) incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of a single counsel selected by the Administrative Agent and of such special and local counsel as the Administrative Agent may deem appropriate in its good faith discretion, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses reasonably incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout or restructuring (and related negotiations) in respect of such Loans or Letters of Credit and (iv) all reasonable out-of-pocket fees and expenses of the Administrative Agent associated with collateral monitoring and collateral reviews (including reasonable fees and expenses of advisors and professionals engaged by the Administrative Agent or the Arrangers relating thereto).

(b) The Borrowers shall, jointly and severally, indemnify the Administrative Agent, the Arrangers, the Issuing Lenders and each Lender and their affiliates and the respective Related Parties of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (provided that in connection therewith the Borrowers shall only be responsible for the fees, charges and disbursements of a single counsel selected by the Administrative Agent and of such special and local counsel as the Administrative Agent may deem appropriate in its good faith discretion, except that if any indemnified person concludes that its interests conflict with those of other indemnified persons, the Borrowers shall also be responsible for the fees, charges and disbursements of separate counsel for such indemnified person), incurred by or asserted against any Indemnitee by any third party or by the Company or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on, at, to or from any property currently or formerly owned or operated by the Company or any Subsidiary, or any Environmental Liability related in any way to the Company or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, any Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section and without limiting the Borrowers’ obligation to do so, each Lender severally agrees to pay to the Administrative Agent, such Issuing Lender or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Lender or the Swingline Lender in its capacity as such.  The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the fullest extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than three Business Days after written demand therefor setting forth the basis for such claim in reasonable detail.

SECTION 9.04.  Successors and Assigns.  (a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit) except that (i) neither the Company nor the other Borrowers may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees that are not Defaulting Lenders all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; (C) each Issuing Lender and the Swingline Lender (such consent not to unreasonably withheld).  Notwithstanding the foregoing, any Person that is a Fee Receiver but not a Permitted Fee Receiver shall not be an assignee without the written consent of the Company and the Administrative Agent (whether or not an Event of Default has occurred) (which consent may be withheld in the Company’s and the Administrative Agent’s sole discretion).

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) shall not require the signature of the assigning Lender to become effective; and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any Tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-

public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03) and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any Tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause.

(vi) The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Lenders or the Swingline Lender, sell participations to any Person (other than a natural person or any Borrower or any of the Borrowers’ Affiliates or Subsidiaries or any Person that would be a Fee Receiver but not a Permitted Fee Receiver, unless such Fee Receiver receives written consent of the

Company and the Administrative Agent (which consent may be withheld in the Company’s and the Administrative Agent’s sole discretion)) (such Person, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such participation shall not increase the obligations of any Loan Party under any Loan Document, except as contemplated below, and (D) the Borrowers, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii) For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.17(d) with respect to any payments made by such Lender to its Participant(s).

(iii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to clauses (c)(iii) and (v) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant shall be subject to Sections 2.18(g) and 2.19 as though it were a Lender.

(iv) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(v) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16, 2.17 or 9.08 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent, provided that the Participant shall be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under clause (b).

(vi) Notwithstanding anything in this paragraph to the contrary, any bank that is a member of the Farm Credit System that (a) has purchased a participation in the minimum amount of $7,000,000 on or after the Initial Effective Date, (b) is, by written notice to the Company and the Administrative Agent (“Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a Voting Participant hereunder (any bank that is a member of the Farm Credit System so designated being called a “Voting Participant”) and (c) receives the prior written consent of the Company (on behalf of itself and the other Borrowers) and the Administrative Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action.  To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (i) state the full name, as well as all contact information required of an Assignee as set forth in Exhibit A hereto and (ii) state the dollar amount of the participation purchased.  The Company and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph.  Notwithstanding the foregoing, each bank or other lending institution that is a member of the Farm Credit System designated as a Voting Participant in Schedule 9.04(c)(vi) hereto shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Borrowers and the Administrative Agent.

(d) Any Lender may at any time, without the consent of the Company or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, a central bank of any OECD nation or the Farm Credit Funding Corp. or to any other entity organized under the Farm Credit Act, as amended, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Company and the other Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Letters or Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective as provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.  Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers against any of and all obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflict of laws principles thereof.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York, the courts of the United States for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT

NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  (a) Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep and shall keep such Information confidential and the disclosing party shall be responsible for any failure of such Persons to abide by this Section 9.12), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document, (f) subject to an agreement containing provisions not less restrictive than those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Loan Parties and their obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a non-confidential basis from a source other than a Loan Party that is not to the knowledge of the receiving party in violation of any confidentiality restrictions.  For the purposes of this Section, “Information” means all information received from a Loan Party and/or its Related Parties or representatives relating to any Loan Party, its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a non-confidential basis prior to disclosure by any Loan Party and/or its Related Parties or representatives, provided that, in the case of information received from the Company and/or its Related Parties or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential or is required to be delivered by a Loan Party hereunder.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Lender acknowledges that Information as defined in Section 9.12(a) furnished to it pursuant to this Agreement may include material non-public Information concerning the Loan Parties and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public Information and that it will handle such material non-public Information in accordance with those procedures, applicable law, including Federal and state securities laws, and the terms hereof.

(c) All information, including waivers and amendments, furnished by the Loan Parties, their Related Parties or representatives or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public Information about the Loan Parties and their Related Parties or their respective securities.

Accordingly, each Lender represents to the Company (on behalf of the Loan Parties) and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public Information in accordance with its compliance procedures, applicable law and the terms hereof.

SECTION 9.13.  USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the names and addresses of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.

SECTION 9.14.  No Fiduciary Relationship.  The Loan Parties agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Loan Parties, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Lenders, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.15.  Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law, can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17.  Company.  Each Borrower hereby designates the Company as its representative, agent and attorney-in-fact to act on its behalf (in such capacity, the “Company”) as specified herein or in any other Loan Document.  Each Borrower hereby authorizes the Company to take such actions on its behalf under the terms of this Agreement and the other Loan Documents and to exercise such powers and perform such duties hereunder and thereunder as are specified in such agreements or are reasonably incidental thereto, including issuing Borrowing Requests and Interest Election Requests, acceptance of amounts borrowed hereunder, giving instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants), in each case, on behalf of such Borrower under the Loan Documents.  The Company hereby accepts such appointment.  The Administrative Agent and the Lenders shall be entitled to rely on all notices, requests, consents, certifications and/or authorizations or other similar acts delivered or taken by the Company for or on behalf of any Borrower pursuant hereto or the other Loan Documents without inquiry and as if such notices, requests, consents, certifications and/or authorizations or other similar acts were delivered by such Borrower.  Each representation, warranty, covenant, agreement and undertaking made on behalf of any Borrower by the Company shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.  The Company (or any successor Company permitted pursuant to this Section 9.17) shall not be permitted to resign as the Company and the Borrowers shall not be permitted to remove the Company (or any successor Company permitted pursuant to this Section 9.17) as Company without the consent of the Administrative Agent, provided that if the Company notifies the Administrative Agent in writing that it (or any successor Company permitted pursuant to this Section 9.17) shall no longer be able to act as Company in accordance with the terms hereof, the Loan Parties shall appoint a successor to act as Company, which successor shall be a Borrower acceptable to the Administrative Agent (and the Borrowers hereby agree that such Person thereafter shall be vested with all rights, powers, privileges and authority of the Company hereunder).

SECTION 9.18.  Release of Liens and Guarantees.  (a)  A Subsidiary Loan Party (other than any Borrower) shall be automatically released from its obligations under the Loan Documents and all security interests in the Collateral of such Subsidiary Loan Party created by the Loan Documents shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which (i) such Subsidiary Loan Party ceases to be a Subsidiary and (ii) any Guarantee by such Subsidiary Loan Party of the Senior Notes is released.  Upon any sale, lease, transfer or other Disposition by any Loan Party of any Collateral that is permitted under this Agreement to any Person other than the Company or a Subsidiary or Affiliate of the Company, the security interest in such Collateral shall be automatically released.

(b)  At any time on or after the date that is six months after the Effective Date, if the Company satisfies the Ratings Test, then, upon written notice from the Company and at the Company’s expense, so long as no Default or Event of Default shall have occurred and be continuing as of the date of such notice, the Administrative Agent shall terminate and release all Liens on the Collateral created under the Collateral Documents (but not any Guarantee of the Obligations existing under the Collateral Documents) and the Administrative Agent shall promptly execute and deliver all documents that the Company shall reasonably request to evidence such termination or release.  The “Ratings Test” shall be satisfied at any time when the Company has Corporate Ratings of (i) at least Baa3 or BBB-, in each case with stable outlook or better, from either Moody’s or S&P and (ii) at least Ba2 or BB, in each case with stable outlook or better, from the other rating agency.

(c)  In connection with any termination or release pursuant to this Section, the Administrative Agent, upon receipt of any certificates or other documents reasonably requested by it to confirm compliance with this Agreement, shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  The Lenders hereby irrevocably authorize the Administrative Agent to take all actions specified in this Section 9.18.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TYSON FOODS, INC.,
by
/s/ Matthew Ellis
Name: Matthew Ellis
Title: Vice President and Treasurer

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and Issuing Lender,
by
/s/ Tony Yung
Name: Tony Yung
Title: Executive Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
Bank of America, N.A.

by
/s/ William F. Sweeney
Name: William F. Sweeney
Title: Managing Director

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
BARCLAYS BANK PLC

by
/s/ Nicole Conjares
Name: Nicole Conjares
Title: AVP

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Cooperatieve Centrale Raiffeisen- Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, Lender:

by
/s/ Michalene Donegan
Name: Michalene Donegan
Title: Executive Director

*by
/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
CoBank, ACB

by
/s/ James Matzat
Name: James Matzat
Title: Vice President

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
AgFirst Farm Credit Bank

by
/s/ Steven J. O’Shea
Name: Steven J. O’Shea
Title: Vice President

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER: ARVEST BANK

by
/s/ Eric Lesh
Name: ERIC LESH
Title: VICE PRESIDENT

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER: BANCO SANTANDER, S.A. – NEW YORK BRANCH

by
/s/ Jorge Saavedra
Name: Jorge Saavedra
Title: Executive Director

*by
/s/ Jesus Lopez
Name: Jesus Lopez
Title: Senior Vice President

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
COMERICA BANK

by
/s/ Robert L. Nelson
Name: Robert L. Nelson
Title: VP

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
FARM CREDIT BANK OF TEXAS

by
/s/ Chris M. Levine
Name: Chris M. Levine
Title: Vice President

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
Farm Credit Services of America, PCA

by
/s/ Bruce Dean
Name: Bruce Dean
Title: Vice President

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
Farm Credit Services of the Mountain Plans, PCA

by
/s/ Bradley K. Leafgren
Name: Bradley K. Leafgren
Title: Senior Vice President

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
GOLDMAN SACHS BANK USA

by
/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
HSBC Bank USA

by
/s/ Santiago Riviere
Name: Santiago Riviere
Title: Vice President

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
ING CAPITAL LLC

by
/s/ Daniel W. Lamprecht
Name: Daniel W. Lamprecht
Title: Managing Director

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
Mizuho Corporate Bank, Ltd.

by
/s/ Robert Gallagher
Name: Robert Gallagher
Title: Authorized Signatory

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
MORGAN STANLEY BANK, N.A.

by
/s/ Ryan Vetsch
Name: Ryan Vetsch
Title: Authorized Signatory

*by
N/A
Name: N/A
Title: N/A

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER: RBC Bank (USA)

by
/s/ Richard Marshall
Name: Richard Marshall
Title: Market Executive – National Division

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
ROYAL BANK OF CANADA

by
/s/ John Flores
Name: John Flores
Title: Authorized Signatory

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
Regions Bank

by
/s/ David Cravens
Name: David Cravens
Title: Executive Vice President

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
SIEMENS FINANCIAL SERVICES, INC.

by
/s/ David Kantes
Name: David Kantes
Title: SVP & CRO

*by
/s/ Matthias Grossmann
Name: Matthias Grossmann
Title: SVP & CFO

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
SUNTRUST BANK

by
/s/ M. Gabe Bonfield
Name: M. Gabe Bonfield
Title: Vice President

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
U.S. Bank National Association

by
/s/ James D. Pegues
Name: James D. Pegues
Title: Vice President

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF MARCH 9, 2009, AS AMENDED AND RESTATED AS OF FEBRUARY 23, 2011, AMONG TYSON FOODS, INC., THE SUBSIDIARY BORROWERS PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LENDER:
Wells Fargo Bank, N.A.

by
/s/ Gregory Campbell
Name: Gregory Campbell
Title: Director

*by

Name:
Title:

*  For Lenders requiring a second signature line.

[Signature Page to Credit Agreement]